     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           CANADIAN FOREST                              FOREST OIL
               OIL LTD.                                CORPORATION
      (Exact name of Registrant                 (Exact name of Registrant
     as specified in its charter)              as specified in its charter)
           ALBERTA, CANADA                               NEW YORK
     (State of other jurisdiction              (State of other jurisdiction
  of incorporation or organization)         of incorporation or organization)
                 N/A                                    25-0484900
           (I.R.S. Employer                          (I.R.S. Employer
         Identification No.)                       Identification No.)
                 1311                                      1311
     (Primary Standard Industrial              (Primary Standard Industrial
     Classification Code Number)               Classification Code Number)

                                                    DANIEL L. MCNAMARA
                                             CORPORATE COUNSEL AND SECRETARY
    800 6TH AVENUE S.W., SUITE 600                FOREST OIL CORPORATION
            CALGARY T2P3G3                      1600 BROADWAY, SUITE 2200
                CANADA                            DENVER, COLORADO 80202
            (403) 292-8000                            (303) 812-1400
  (Address, including zip code, and        (Name, Address, including zip code,
          telephone number,                       and telephone number,
   including area code, of Canadian         including area code, of Forest Oil
Forest Oil Ltd.'s principal executive            Corporation's principal
               offices)                      executive offices and agent for
                                               service for each registrant)

                           --------------------------

                                    COPY TO:

                                 ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2430
                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                                  AMOUNT OF
                                 TITLE OF EACH CLASS OF                                       AMOUNT TO          REGISTRATION
                              SECURITIES TO BE REGISTERED                                   BE REGISTERED           FEE(1)
8 3/4% Senior Subordinated Notes due 2007...............................................     $75,000,000           $22,125
Guarantee of Forest Oil Corporation(2)..................................................    Not applicable      Not applicable

(1) Calculated in accordance with Rule 457.

(2) Represents separate guarantee of Forest Oil Corporation, parent of Canadian Forest Oil Ltd., of 8 3/4% Senior Subordinated Notes due 2007 to be registered hereunder.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 15, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

CANADIAN FOREST OIL LTD.

OFFER TO EXCHANGE

8 3/4% SENIOR SUBORDINATED NOTES DUE 2007
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR ALL OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2007,
1998 SERIES

PAYMENT UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY

FOREST OIL CORPORATION

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
ON MAY 22, 1998, UNLESS EXTENDED

Canadian Forest Oil Ltd., an Alberta, Canada corporation ("Canadian Forest" or the "Issuer"), and Forest Oil Corporation, a New York corporation and the parent of the Issuer ("Forest" or the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of the 8 3/4% Senior Subordinated Notes due 2007 of the Issuer and which are unconditionally guaranteed on a senior subordinated basis by Forest (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 8 3/4% Senior Subordinated Notes due 2007, 1998 Series of the Issuer and which are unconditionally guaranteed on a senior subordinated basis by Forest (the "Old Notes"), of which $75,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). The Issuer currently has outstanding $125 million aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2007 (the "1997 Notes" and, together with the Exchange Notes and the Old Notes, the "Notes"), the terms of which are substantially the same as the Exchange Notes.

The Notes are unsecured senior subordinated obligations of the Issuer. The payment of the principal of, premium, if any, on and interest on the Notes is subordinated in right of payment to the payment when due in cash of all Senior Indebtedness (as defined herein) of the Issuer. The Notes rank subordinate in right of payment to all existing and future Senior Indebtedness of the Issuer, PARI PASSU with any future PARI PASSU Indebtedness (as defined herein) of the Issuer and senior to any future Subordinated Indebtedness (as defined herein) of the Issuer. The Notes are unconditionally guaranteed on a senior subordinated basis (the "Company Guarantee") by the Company. The Company Guarantee ranks subordinate in right of payment to all existing and future Senior Indebtedness of the Company, PARI PASSU with any existing and future Pari Passu Indebtedness of the Company and senior to any future Subordinated Indebtedness of the Company.

(COVER CONTINUED ON NEXT PAGE)

SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is             , 1998.

    The Issuer and the Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be May 22, 1998, unless the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments." Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Issuer and the Company and to the terms and provisions of the Registration Agreement (as defined herein). Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. The Issuer and the Company have agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

    The Exchange Notes will bear interest at the rate of 8 3/4% per annum, payable semi-annually on March 15 and September 15 of each year to holders of record on the March 1 and September 1 immediately preceding such interest payment date. Holders of Exchange Notes of record on September 1, 1998 will receive interest on September 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from March 15, 1998, to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

    The Old Notes were sold by the Issuer and the Company on February 2, 1998 to the Initial Purchaser (as defined herein) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchaser only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) and other institutional "accredited investors" (as defined in Rule 501
(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act, each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Issuer under the Registration Agreement entered into with the Initial Purchaser in connection with the offering of the Old Notes. See "Exchange Offer; Registration Rights."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including EXXON CAPITAL HOLDINGS CORPORATION, SEC No-Action Letter (available April 13,
1989), MORGAN STANLEY & CO. INC., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and MARY KAY COSMETICS, INC., SEC No-Action Letter (available June 5, 1991), the Issuer and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer and the Company that such conditions have been met. Holders who tender Old Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer -- General." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the

Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Issuer have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Neither the Issuer nor the Company will receive any proceeds from the Exchange Offer.

    The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of the holders of Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the operating results of the Issuer and the Company and the market for similar securities. The Issuer and the Company do not intend to apply for listing of the Exchange Notes on any securities exchange. Morgan Stanley Dean Witter (the "Initial Purchaser") has informed the Issuer and the Company that it currently intends to make a market for the Exchange Notes. However, it is not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY OR THE ISSUER ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                                                       PAGE NO.
                                                                                     -------------
Available Information..............................................................            4
Incorporation of Certain Documents by Reference....................................            5
Prospectus Summary.................................................................            6
Forward-Looking Statements.........................................................           13
Risk Factors.......................................................................           13
Private Placement..................................................................           16
Use of Proceeds....................................................................           16
Capitalization.....................................................................           17
Description of Bank Credit Facility................................................           18
The Exchange Offer.................................................................           20
Description of the Notes...........................................................           27
Certain United States and Canadian Federal Income Tax Considerations...............           66
Exchange Offer; Registration Rights................................................           69
Plan of Distribution...............................................................           71
Transfer Restrictions on Old Notes.................................................           71
Legal Matters......................................................................           74
Experts............................................................................           74

                             AVAILABLE INFORMATION

    The Company, but not the Issuer, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov. While any Old Notes remain outstanding, the Company and the Issuer will make available, upon request, to any holder and any prospective purchaser of Old Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to Daniel L. McNamara, Corporate Counsel and Secretary, Forest Oil Corporation at 1600 Broadway, Suite 2200, Denver Colorado 80202.

    This Prospectus constitutes part of a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Issuer and the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Issuer and the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-4597) and are incorporated herein by reference:

        (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 10-K");

        (2) the Company's Current Report on Form 8-K/A dated January 28, 1997;

        (3) the Company's Current Report on Form 8-K dated January 7, 1998;

        (4) the Company's Current Report on Form 8-K dated January 12, 1998;

        (5) the Company's Current Report on Form 8-K dated January 28, 1998;

        (6) the Company's Current Report on Form 8-K dated February 3, 1998;

        (7) the Company's Current Report on Form 8-K/A dated February 3, 1998;
    and

        (8) the Company's Current Report on Form 8-K dated April 6, 1998.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Issuer and the Company hereby undertake to provide without charge to each person, including any beneficial owner to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference in such information). Requests for such copies should be directed to Daniel L. McNamara, Corporate Counsel and Secretary, Forest Oil Corporation at 1600 Broadway, Suite 2200, Denver, Colorado 80202.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) INCLUDED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS PROSPECTUS TO (I)"CANADIAN FOREST" OR THE "ISSUER" ARE TO CANADIAN FOREST OIL LTD. (THE ISSUER OF THE NOTES) AND ITS SUBSIDIARIES, AND (II) "FOREST" OR THE "COMPANY" ARE TO FOREST OIL CORPORATION (THE CORPORATE PARENT OF THE ISSUER AND THE GUARANTOR OF THE NOTES) AND ITS CONSOLIDATED SUBSIDIARIES.

THE COMPANY

    Forest Oil Corporation and its subsidiaries (Forest or the Company) are engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America. The Company was incorporated in New York in 1924, the successor to a company formed in 1916, and has been a publicly held company since 1969. The Company is active in several of the major exploration and producing areas in and offshore the United States and in Canada.

    Forest's principal reserves and producing properties are located in the onshore and offshore Gulf of Mexico region, West Texas, Wyoming and Alberta, Canada. Approximately 56% of the Company's oil and gas reserves are in the United States and 44% are in Canada. Approximately 61% of total 1997 production was in the United States and approximately 39% was in Canada. The Company currently operates 39 offshore platforms in the Gulf of Mexico, and 1997 production from this area accounted for approximately 47% of the Company's reported production on an MCFE basis. (An MCF is one thousand cubic feet of natural gas. MMCF is used to designate one million cubic feet of natural gas and BCF refers to one billion cubic feet of natural gas. MCFE means thousands of cubic feet of natural gas equivalents, using a conversion ratio of one barrel of liquids to 6 MCF of natural gas. BCFE means billions of cubic feet of natural gas equivalents. With respect to liquids, the term BBL means one barrel of liquids whereas MBBLS is used to designate one thousand barrels of liquids. The term liquids is used to describe oil, condensate and natural gas liquids.)

    The Company operates from production offices located in Lafayette, Louisiana; Denver, Colorado; and Calgary, Alberta. Forest's corporate headquarters are located in Denver, Colorado. On December 31, 1997 Forest had 267 employees, of whom 202 were salaried and 65 were hourly. Of the salaried employees, 17 are dedicated to the Company's marketing and processing business. For financial information relating to the Company's industry segments, see Note 16 of Notes to Consolidated Financial Statements in the Company's annual report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference.

RECENT DEVELOPMENT

    On April 6, 1998, the Company entered into an agreement with The Anschutz Corporation ("Anschutz") to acquire certain oil and gas assets of Anschutz (the "Anschutz Transaction"). These assets include Anschutz' interests in the Anschutz Ranch East Field, certain Canadian properties and other international projects. As consideration for these assets, the Company will issue to Anschutz an aggregate of 5,950,000 shares of Common Stock. The Anschutz Transaction is contingent upon the Company receiving shareholder approval at the Company's 1998 annual meeting of shareholders.

                   THE PRIVATE PLACEMENT AND USE OF PROCEEDS

    The Old Notes were sold by the Issuer on February 2, 1998 to the Initial Purchaser and were thereupon offered and sold by the Initial Purchaser only to qualified institutional buyers, certain other institutional "accredited investors" and to purchasers outside the United States. The net proceeds of $75.0 million received by the Issuer in connection with the sale of the Old Notes were used to finance a portion of the purchase price of 13 oil and natural gas properties located onshore Louisiana from a private company for total consideration of approximately $231 million (the "Louisiana Acquisition").

                               THE EXCHANGE OFFER

    The Exchange Offer relates to the exchange of up to $75,000,000 principal amount of Exchange Notes for up to $75,000,000 principal amount of Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not contain certain transfer restrictions and hence are not entitled to the benefits of the Registration Agreement relating to the contingent increases in the interest rate provided for pursuant thereto. See "Exchange Offer; Registration Rights." The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture governing the Old Notes. See "Description of the Notes."

THE EXCHANGE OFFER................  Each $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of
                                    outstanding Old Notes. As of the date hereof,
                                    $75,000,000 principal amount of Old Notes are issued and
                                    outstanding. The Company will issue the Exchange Notes
                                    to tendering holders of Old Notes on or promptly after
                                    the Expiration Date.

RESALE............................  The Company believes that the Exchange Notes issued pursuant to the Exchange Offer generally will be freely
                                    transferable by the holders thereof without registration
                                    or any prospectus delivery requirement under the
                                    Securities Act, except for certain Restricted Holders
                                    who may be required to deliver copies of this Prospectus
                                    in connection with any resale of the Exchange Notes
                                    issued in exchange for such Old Notes. See "The Exchange
                                    Offer -- General" and "Plan of Distribution."

EXPIRATION DATE...................  5:00 p.m., New York City time, on May 22, 1998, unless the Exchange Offer is extended, in which case the term
                                    "Expiration Date" means the latest date to which the
                                    Exchange Offer is extended. See "The Exchange Offer --
                                    Expiration Date; Extensions; Amendments."

INTEREST ON THE NOTES.............  The Exchange Notes will bear interest payable semi-annually on March 15 and September 15 of each year.
                                    Holders of Exchange Notes of record on September 1, 1998
                                    will receive interest on September 15, 1998 from the
                                    date of issuance of the Exchange Notes, plus an amount
                                    equal to the accrued interest on the Old Notes from
                                    March 15, 1998, to the date of exchange thereof.
                                    Consequently, holders who exchange their Old Notes for
                                    Exchange Notes will receive the same interest payment on
                                    September 15, 1998 that they would have received had
                                    they not accepted the Exchange Offer. Interest on the
                                    Old Notes accepted for exchange will cease to accrue
                                    upon issuance of

                                    the Exchange Notes. See "The Exchange Offer -- Interest
                                    on the Exchange Notes."

PROCEDURES FOR TENDERING OLD
  NOTES...........................  Each holder of Old Notes wishing to accept the Exchange
                                    Offer must complete, sign and date the Letter of
                                    Transmittal, or a facsimile thereof, in accordance with
                                    the instructions contained herein and therein, and mail
                                    or otherwise deliver such Letter of Transmittal, or such
                                    facsimile, or an Agent's Message (as defined herein)
                                    together with the Old Notes to be exchanged and any
                                    other required documentation to the Exchange Agent at
                                    the address set forth herein and therein or effect a
                                    tender of Old Notes pursuant to the procedures for
                                    book-entry transfer as provided for herein. See "The
                                    Exchange Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR BENEFICIAL
  HOLDERS.........................  Any beneficial holder whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender in the
                                    Exchange Offer should contact such registered holder
                                    promptly and instruct such registered holder to tender
                                    on the beneficial holder's behalf. If such beneficial
                                    holder wishes to tender directly, such beneficial holder
                                    must, prior to completing and executing the Letter of
                                    Transmittal and delivering the Old Notes, either make
                                    appropriate arrangements to register ownership of the
                                    Old Notes in such holder's name or obtain a properly
                                    completed bond power from the registered holder. The
                                    transfer of record ownership may take considerable time.
                                    See "The Exchange Offer -- Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES....  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                                    cannot deliver their Old Notes and a properly completed
                                    Letter of Transmittal or any other documents required by
                                    the Letter of Transmittal to the Exchange Agent prior to
                                    the Expiration Date, or who cannot complete the
                                    procedure for book-entry transfer on a timely basis and
                                    deliver an Agent's Message, may tender their Old Notes
                                    according to the guaranteed delivery procedures set
                                    forth in "The Exchange Offer -- Guaranteed Delivery
                                    Procedures."

WITHDRAWAL RIGHTS.................  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day
                                    prior to the Expiration Date, unless previously accepted
                                    for exchange. See "The Exchange Offer -- Withdrawal of
                                    Tenders."

TERMINATION OF THE EXCHANGE
  OFFER...........................  The Issuer and the Company may terminate the Exchange
                                    Offer if they determine that the Exchange Offer violates
                                    any applicable law or interpretation of the staff of the
                                    SEC. Holders of Old Notes will have certain rights
                                    against the Issuer and the Company under the
                                    Registration Agreement should the Issuer

                                    and the Company fail to consummate the Exchange Offer.
                                    See "Exchange Offer; Registration Rights."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF EXCHANGE NOTES......  Subject to certain conditions (as summarized above in
                                    "Termination of the Exchange Offer" and described more
                                    fully in "The Exchange Offer -- Termination"), the
                                    Issuer and the Company will accept for exchange any and
                                    all Old Notes which are properly tendered in the
                                    Exchange Offer prior to 5:00 p.m., New York City time,
                                    on the Expiration Date. The Exchange Notes issued
                                    pursuant to the Exchange Offer will be delivered
                                    promptly following the Expiration Date. See "The
                                    Exchange Offer -- General."

EXCHANGE AGENT....................  Marine Midland Bank is serving as exchange agent (the
                                    "Exchange Agent") in connection with the Exchange Offer.
                                    The mailing address of the Exchange Agent is and hand
                                    deliveries and deliveries by overnight courier should be
                                    sent to: Marine Midland Bank, 140 Broadway -- Level A,
                                    New York, New York 10005-1180, Attention: Corporate
                                    Trust Services. For information with respect to the
                                    Exchange Offer, the telephone number for the Exchange
                                    Agent is (212) 658-5931 and the facsimile number for the
                                    Exchange Agent is (212) 658-2292. See "The Exchange
                                    Offer -- Exchange Agent."

USE OF PROCEEDS...................  There will be no cash proceeds payable to the Issuer or the Company from the issuance of the Exchange Notes
                                    pursuant to the Exchange Offer. See "Use of Proceeds."
                                    For a discussion of the use of the net proceeds received
                                    by the Issuer and the Company from the sale of the Old
                                    Notes, see "Private Placement."

                                     TERMS OF THE NOTES

SECURITIES OFFERED................  $75,000,000 aggregate principal amount of 8 3/4% Senior
                                    Subordinated Notes due 2007.

ISSUER............................  Canadian Forest Oil Ltd.

MATURITY DATE.....................  September 15, 2007.

INTEREST PAYMENT DATES............  March 15 and September 15 of each year.

COMPANY GUARANTEE.................  The Notes will be unconditionally guaranteed on a senior subordinated basis by Forest Oil Corporation (the
                                    "Company Guarantee").

SUBSIDIARY GUARANTEES.............  Under certain circumstances, the Notes will in the future be unconditionally guaranteed (the "Subsidiary
                                    Guarantees") on a senior subordinated basis by
                                    Restricted Subsidiaries of the Company (the "Subsidiary
                                    Guarantors"). The terms of such subordination will be
                                    the same as those for the Notes and the Company
                                    Guarantee. See "Description of the Notes -- Subsidiary
                                    Guarantees."

OPTIONAL REDEMPTION...............  Except as otherwise described below, the Notes will not be

                                    redeemable at the Issuer's option prior to September 15,
                                    2002. Thereafter, the Notes will be subject to
                                    redemption at the option of the Issuer, in whole or in
                                    part, at the redemption prices set forth herein, plus
                                    accrued and unpaid interest thereon to the applicable
                                    redemption date. In addition, prior to September 15,
                                    2000, the Issuer may, at its option, on any one or more
                                    occasions, redeem up to 33 1/3% of the original
                                    aggregate principal amount of the Notes at a redemption
                                    price equal to 108.75% of the principal amount thereof,
                                    plus accrued and unpaid interest, if any, thereon to the
                                    redemption date with all or a portion of the net
                                    proceeds of public sales of Common Stock of Forest;
                                    provided that at least 66 2/3% of the original aggregate
                                    principal amount of the Notes remains outstanding
                                    immediately after the occurrence of such redemption. See
                                    "Description of the Notes -- Optional Redemption."

ADDITIONAL AMOUNTS................  All payments made by the Issuer under or with respect to the Notes, by the Company under or with respect to the
                                    Company Guarantee and by any Subsidiary Guarantor under
                                    or with respect to its Subsidiary Guarantee will be made
                                    free and clear of, and without withholding or deduction
                                    for Canadian taxes unless required by law or by the
                                    interpretation or administration thereof by the relevant
                                    government authority or agency, in which case the
                                    Issuer, the Company and the Subsidiary Guarantors will
                                    pay such additional amounts as may be necessary so that
                                    the net amount received by holders of the Notes (other
                                    than certain excluded holders of the Notes) after such
                                    withholding or deduction will not be less than the
                                    amount that would have been received in the absence of
                                    such withholding or deduction. See "Description of the
                                    Notes -- Additional Amounts."

OPTIONAL TAX REDEMPTION...........  In the event of certain changes affecting Canadian withholding taxes, the Notes will be subject to
                                    redemption as a whole, but not in part, at the option of
                                    the Issuer at any time, at 100% of the principal amount
                                    thereof, plus accrued and unpaid interest thereon (if
                                    any) to but excluding the redemption date. See
                                    "Description of the Notes -- Redemption for Changes in
                                    Canadian Withholding Taxes."

SUBORDINATION.....................  The Notes are unsecured senior subordinated obligations of the Issuer. The payment of the principal of, premium,
                                    if any, on and interest on the Notes is subordinated in
                                    right of payment to the payment when due in cash of all
                                    Senior Indebtedness (as defined) of the Issuer. The
                                    Notes rank subordinate in right of payment to all
                                    existing and future Senior Indebtedness of the Issuer,
                                    PARI PASSU with any future Pari Passu Indebtedness (as
                                    defined) of the Issuer and senior to any future
                                    Subordinated Indebtedness (as defined) of the Issuer.
                                    The Company Guarantee and the Subsidiary Guarantee of
                                    any Subsidiary Guarantor will rank subordinate in right
                                    of payment to all existing and future Senior
                                    Indebtedness, PARI PASSU with any future Pari Passu
                                    Indebtedness and senior to any future

                                    Subordinated Indebtedness of the Company of such
                                    Subsidiary Guarantor, as applicable. At December 31,
                                    1997, the Issuer had no outstanding Senior Indebtedness
                                    and the Company had $85. million of outstanding Senior
                                    Indebtedness (not including borrowing capacity available
                                    under the Bank Credit Facilities (as defined) which, if
                                    borrowed, would
                                    be Senior Indebtedness of the Issuer or the Company)
                                    and the Issuer and the Company had no outstanding Pari
                                    Passu Indebtedness or Subordinated Indebtedness other
                                    than the Old Notes, the 1997 Notes and the Company's
                                    approximately $8.7 million of principal amount of
                                    11 1/4%
                                    Senior Subordinated Notes due 2003 (the "11 1/4%
                                    Notes").
                                    See "Description of the Notes -- Certain Covenants" and
                                    "-- Limitation on Indebtedness", "Risk Factors --
                                    Subordination" and "-- Possible Limitations on
                                    Enforceability of Subsidiary Guarantees" and
                                    "Description of the Notes -- Subordination." The
                                    Indenture under which the Old Notes were, and the
                                    Exchange Notes will be, issued permits the Issuer, the
                                    Company and the Restricted Subsidiaries (as defined) to
                                    incur additional indebtedness, including Senior
                                    Indebtedness and Pari Passu Indebtedness.

CHANGE OF CONTROL.................  Upon the occurrence of a Change of Control (as defined), the Issuer will be required to offer to repurchase all
                                    or a portion of each Holder's Notes, at an offer price
                                    in cash equal to 101% of the aggregate principal amount
                                    of such Notes plus accrued and unpaid interest, if any,
                                    thereon to the date of repurchase, and to repurchase all
                                    Notes tendered pursuant to such offer. The Bank Credit
                                    Facilities prohibit the Issuer and the Company from
                                    repurchasing any Notes pursuant to a Change of Control
                                    offer prior to the repayment in full of the Senior
                                    Indebtedness of the Issuer and the Company under the
                                    Bank Credit Facilities. In the event of a Change of
                                    Control, there can be no assurance that the Company and
                                    the Issuer will have sufficient funds to repurchase any
                                    of the Notes or be permitted under the terms of any
                                    other indebtedness to repurchase or redeem the Notes.
                                    See "Risk Factors -- Payment Upon a Change of Control,"
                                    "Description of Other Debt" and "Description of the
                                    Notes -- Repurchase at the Option of Holders Upon a
                                    Change of Control."

CERTAIN COVENANTS.................  The Old Notes were and the Exchange Notes will be issued pursuant to an indenture (the "Indenture") that contains
                                    certain covenants that, among other things, limit the
                                    ability of the Company and its Restricted Subsidiaries,
                                    including the Issuer, to incur additional indebtedness,
                                    pay dividends, make distributions, make investments,
                                    make certain other Restricted Payments (as defined),
                                    enter into certain transactions with affiliates, dispose
                                    of certain assets, incur liens securing Indebtedness (as
                                    defined) of any kind other than Permitted Liens (as
                                    defined) and engage in mergers and consolidations. See
                                    "Description of the Notes -- Certain Covenants."

EXCHANGE OFFER; REGISTRATION
  RIGHTS..........................  The Company agreed to use its reasonable best efforts to file and cause to become effective the Exchange Offer
                                    Registration Statement (as defined) relating to the
                                    Exchange Offer for the Old Notes or, in lieu thereof, to
                                    file and cause to become effective the Shelf
                                    Registration Statement (as defined) for the resale of
                                    the Old Notes. If (i) neither the Exchange Registration
                                    Statement nor the Shelf Registration Statement has been
                                    filed with the Commission on or prior to the 75th day
                                    following the original issuance of the Old Notes, (ii)
                                    neither the Exchange Offer Registration Statement nor
                                    the Shelf Registration Statement has been declared
                                    effective by the Commission on or prior to the 135th day
                                    following the original issuance of the Old Notes, (iii)
                                    neither the Exchange Offer has been consummated nor the
                                    Shelf Registration Statement has been declared effective
                                    on or prior to the 150th day following the original
                                    issuance of the Old Notes or (iv) after either the
                                    Exchange Offer Registration Statement or the Shelf
                                    Registration Statement has been declared effective, such
                                    registration statement thereafter ceases to be effective
                                    or usable (subject to certain exceptions) in connection
                                    with resales of Old Notes or Exchange Notes in
                                    accordance with and during the periods specified in the
                                    Registration Agreement (as defined), then Special
                                    Interest (in addition to the stated interest on the Old
                                    Notes and the Exchange Notes) will accrue on the Old
                                    Notes and the Exchange Notes. Upon the consummation of
                                    the Registered Exchange Offer or the declaration of
                                    effectiveness of such Shelf Registration Statement with
                                    respect to the Old Notes, the Special Interest will
                                    cease accruing. See "Exchange Offer; Registration
                                    Rights."
ABSENCE OF A PUBLIC MARKET FOR THE
  NOTES...........................  The Exchange Notes will be a new issue of securities for which there is currently no market. The Issuer and the
                                    Company do not intend to apply for listing of the Notes
                                    on any securities exchange or stock market. Although the
                                    Initial Purchasers have informed the Issuers and the
                                    Company that they each currently intend to make a market
                                    in the Notes and, if issued, the Exchange Notes, they
                                    are not obligated to do so, and any such market making
                                    may be discontinued at any time without notice.
                                    Accordingly, there can be no assurance as to the
                                    development or liquidity of any market for the Notes.
                                    The Old Notes currently trade in The Portal Market.

                                  RISK FACTORS

    Prior to making an investment decision, prospective investors in the Notes should consider all the information set forth in the Prospectus and should carefully evaluate the considerations set forth in "Risk Factors."

                           FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus and in the documents incorporated herein by reference regarding planned capital expenditures, the availability of capital resources to fund capital expenditures, estimates of proved reserves, the number of anticipated wells to be drilled in 1998 and thereafter, the Company's financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revisions of such estimate and such revisions, if significant, would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Additional important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" both in this Prospectus and in the 1997 10-K (which is incorporated herein by reference) and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE, THE FOLLOWING FACTORS RELATING TO THE NOTES AND THE EXCHANGE OFFER SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING AN INVESTMENT IN THE NOTES.

SUBORDINATION OF NOTES

    The Indenture governing the Notes limits, but does not prohibit, the incurrence by the Company of additional indebtedness that is senior in right of payment to the Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, the assets of the Company will be available to pay the Company's obligations on the Notes only after all Senior Indebtedness (as defined herein) has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Notes. In addition, under certain circumstances, no payments may be made with respect to principal of, premium, if any, or interest on the Notes if a default exists with respect to any Senior Indebtedness. See "Description of the Notes -- Subordination."

    In addition, the Notes are effectively subordinated to any indebtedness and liabilities (including trade payables) of the Company's Subsidiaries that are not Subsidiary Guarantors.

    The Indenture imposes limits on the ability of the Company and its future Restricted Subsidiaries (as defined herein) to incur additional indebtedness and liens and to enter into agreements that would restrict the ability of such future Restricted Subsidiaries to make distributions, loans or other payments to the Company. These limitations are subject to various qualifications. Subject to certain limitations, the Company and its Subsidiaries may incur additional secured indebtedness. For additional details of these provisions and the applicable qualifications, see "Description of the Notes -- Subordination" and "-- Certain Covenants."

PAYMENT UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of the Notes may require the Issuer to purchase all or a portion of such holder's Notes at 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of purchase. Prior to any such repurchase of the Notes, the Company may be required to (i) repay or cause to be repaid all or a portion of the outstanding indebtedness under the Bank Credit Facilities or other indebtedness of the Company and its subsidiaries which ranks senior to or PARI PASSU with the Notes, the Company Guarantee or any Subsidiary Guarantee containing similar change of control provisions, or (ii) obtain any requisite consent to permit the repurchase of the Notes. If the Company is unable to repay or cause to be repaid all of such indebtedness or is unable to obtain the necessary consents, the Issuer would be unable to offer to repurchase the Notes, which would constitute an Event of Default under the Indenture. There can be no assurance that the Company and the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchase of Notes) as described above. The definition of "Change of Control" in the Indenture includes a sale, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain. See "Description of the Notes -- Certain Covenants -- Repurchase at the Option of Holders Upon a Change of Control."

    The events that constitute a Change of Control under the Indenture may also be events of default under the Bank Credit Facilities or other senior indebtedness of the Company and its subsidiaries. Such events may permit the lenders under the Bank Credit Facilities to reduce the borrowing base thereunder or permit such lenders or other holders of indebtedness to accelerate such indebtedness and, if the indebtedness is not paid, to enforce security interests in, or commence litigation that could ultimately result in a sale of, substantially all of the assets of the Company, thereby limiting the Issuer's ability to raise cash to repurchase the Notes.

POSSIBLE LIMITATIONS ON ENFORCEABILITY OF SUBSIDIARY GUARANTEES

    The Issuer's obligations under the Notes may under certain circumstances be guaranteed on an unsecured senior subordinated basis by the Subsidiary Guarantors. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or void any Subsidiary Guarantee issued by a Subsidiary Guarantor. It is also possible that under certain circumstances a court could hold that the direct obligations of a Subsidiary Guarantor could be superior to the obligations under its Subsidiary Guarantee.

    To the extent that a court were to find that at the time a Subsidiary Guarantor entered into a Subsidiary Guarantee either (x) the Subsidiary Guarantee was incurred by the Subsidiary Guarantor with the intent to hinder, delay or defraud any present or future creditor or that the Subsidiary Guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or (y) the Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing the Subsidiary Guarantee and, at the time it issued the Subsidiary Guarantee, the Subsidiary Guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the Subsidiary Guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the Subsidiary Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate the Subsidiary Guarantee in favor of the Subsidiary Guarantor's other creditors. Among other things, a legal challenge of a Subsidiary Guarantee issued by a Subsidiary Guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Notes. To the extent that proceeds from the Offering are used to refinance the indebtedness of the Company, a court might find that the Subsidiary Guarantors did not benefit from incurrence of the indebtedness represented by the Notes.

    The measure of insolvency for purposes of determining whether a transfer is voidable as a fraudulent transfer varies depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its debts, including contingent liabilities, was greater than the value of all its assets at a fair valuation or if the present fair saleable value of the debtor's assets was less than the amount required to repay its probable liability on its debts, including contingent liabilities, as they become absolute and mature.

    To the extent that a Subsidiary Guarantee is voided as a fraudulent conveyance or found unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of the applicable Subsidiary Guarantor. In such event, the claims of the holders of the Notes against such Subsidiary Guarantor would be subject to the prior payment of all liabilities and preferred stock claims of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portion of such Subsidiary Guarantee.

ENFORCEABILITY OF JUDGMENTS

    Since substantially all of the assets of the Issuer are outside the United States, any judgments obtained in the United States against the Issuer, including judgments with respect to the payments of principal, interest, redemption price, Change of Control Payment or other amounts payable under the Notes, may not be collectible within the United States.

    The Issuer has been informed by its Canadian counsel, Bennett Jones Verchere, that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York (a "New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indenture or the Notes if
(i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the Canadian Court (and submission by the Issuer in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose), (ii) the judgment debtor was properly served in connection with any action leading to final judgment, (iii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURE ACT (Canada) or the Competition Tribunal under the Competition Act (Canada), (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws and (v) the action to enforce such judgment is commenced within the applicable limitation period. The Issuer has been advised by Bennett Jones Verchere that it knows of no reason, based upon public policy under the laws of the Province of Alberta and the federal laws of Canada applicable therein for avoiding recognition of a judgment of a New York Court to enforce the Indenture or the Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESTRICTIONS ON RESALE OF OLD NOTES

    The Old Notes not exchanged for Exchange Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. See "Transfer Restrictions on Old Notes." Because the Issuer and the Company anticipated that most holders of Old Notes will elect to exchange such Old Notes for Exchange Notes due to the general lack of restrictions on the resale of Exchange Notes under the

Securities Act, the Issuer and the Company anticipate that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. Additionally, holders (other than Restricted Holders) of any Old Notes not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to require the Issuer and the Company to file the Shelf Registration Statement and the stated interest rate on such Old Notes will remain at its initial level of 8 3/4%. See "Exchange Offer; Registration Rights."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

    The Exchange Notes will be new securities for which currently there is no trading market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or stock market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of Holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes, and even if a market does develop, the price at which the holders of Exchange Notes will be able to sell such Exchange Notes is not assured and the Exchange Notes could trade at a price above or below either their purchase price or face value.

                               PRIVATE PLACEMENT

    On February 2, 1998, the Company completed the private sale to the Initial Purchaser of $75,000,000 principal amount of the Old Notes at a price of 100.05% of the principal amount thereof in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Initial Purchasers thereupon offered and resold the Old Notes only to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act at an initial price to such purchasers of 100.375% of the principal amount thereof. The net proceeds of $75.0 million received by the Issuer in connection with the sale of the Old Notes were used to finance a portion of the Louisiana Acquisition.

                                USE OF PROCEEDS

    Neither the Issuer nor the Company will receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuer and the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in capitalization of the Company.

                                 CAPITALIZATION

    The following table sets forth (i) the historical capitalization of the Company as of December 31, 1997, (ii) the capitalization of the Company as adjusted to give effect to the issuance of 1,000,000 shares of Common Stock and bank debt of approximately $142,000,000 incurred and $75,000,000 of 8 3/4% Senior Subordinated Notes issued to fund the Louisiana Acquisition and (iii) pro forma as adjusted capitalization of the Company giving effect to the issuance to Anschutz of 5,950,000 shares of Common Stock, the assumption of $44,000,000 principal amount of 8.5% Senior Notes associated with the Anschutz Ranch East Field and the use of $31,000,000 of cash to be received in the Anschutz Transaction to repay a portion of Forest's U.S. Credit Facility.

                                                                        DECEMBER 31, 1997
                                                          ----------------------------------------------
                                                           HISTORICAL     (IN THOUSANDS)    PRO FORMA
                                                          ------------  AS ADJUSTED(1)   AS ADJUSTED(2)
                                                                        ---------------  ---------------
                                                                          (UNAUDITED)      (UNAUDITED)
Long-term debt, including current portion:
  U.S. Credit Facility..................................  $     85,550         227,069          196,069
  Canadian Credit Facility..............................            --              --               --
  Saxon Credit Facility.................................        25,840          25,840           25,840
  8 1/2% Senior Notes...................................            --              --           44,000
  8 3/4% Senior Subordinated Notes......................       124,690         199,728          199,728
  11 1/4% Senior Subordinated Notes.....................         8,676           8,676            8,676
  Production payment obligation.........................        10,004          10,004           10,004
                                                          ------------  ---------------  ---------------
    Total long-term debt, including current portion.....       254,760         471,317          484,317

Minority interest (3)...................................        12,910          12,910           12,910

Shareholders' equity:
  Common Stock, par value $.10 per share: (4) 36,320,236
    shares issued and outstanding; 37,320,236 shares pro
    forma; and 43,270,236 shares pro forma as
    adjusted............................................         3,632           3,732            4,327
  Capital surplus.......................................       485,686         499,805          566,775
  Accumulated deficit...................................      (223,460)       (223,460)        (223,460)
  Foreign currency translation..........................        (4,031)         (4,031)          (4,031)
                                                          ------------  ---------------  ---------------
    Total shareholders' equity..........................       261,827         276,046          343,611
                                                          ------------  ---------------  ---------------
Total capitalization....................................  $    529,497         760,273          840,838
                                                          ------------  ---------------  ---------------
                                                          ------------  ---------------  ---------------

------------------------

(1) Reflects the issuance of 1,000,000 shares of Common Stock and bank debt of approximately $142,000,000 incurred and $75,000,000 of 8 3/4% Senior Subordinated Notes issued to fund the purchase of the Louisiana Properties.

(2) Reflects the issuance to Anschutz of 5,950,000 shares of Common Stock in exchange for certain oil and gas assets in the 1998 Anschutz Transaction, the assumption of $44,000,000 principal amount of 8.5% Senior Notes associated with the Anschutz Ranch East Field and the use of $31,000,000 of cash to be received in the transaction to repay a portion of Forest's U.S. Credit Facility.

(3) Represents a 35% minority economic interest in Saxon.

(4) Does not include a total of 1,789,360 shares reserved for issuance upon exercise of outstanding stock options.

                      DESCRIPTION OF BANK CREDIT FACILITY

    At December 31, 1997 the Company and its subsidiaries, Canadian Forest and Producers Marketing Ltd. ("ProMark"), had a $250,000,000 global credit facility (the "Global Credit Facility") which provided for a global borrowing base of $130,000,000 through a syndicate of banks led by The Chase Manhattan Bank and The Chase Manhattan Bank of Canada. Under the Global Credit Facility, the Company can allocate the global borrowing base between the United States and Canada, subject to specified limitations. Funds borrowed under the Global Credit Facility can be used for general corporate purposes.

    On February 3, 1998, the Company amended the Global Credit Facility. The primary purpose of the amendment was to increase the credit facility to $300,000,000 and the borrowing base to $260,000,000 in order to finance the Louisiana Acquisition. Under the amended Global Credit Facility, the maximum credit facility allocations in the United States and Canada are $275,000,000 and $25,000,000, respectively. The borrowing base is currently allocated $250,000,000 to the United States and $10,000,000 to Canada.

    SECURITY. The Global Credit Facility is secured by a lien on, and a security interest in, a portion of the Company's U.S. proved oil and gas properties, related assets, pledges of accounts receivable and a pledge of 66% of the capital stock of Canadian Forest. The Global Credit Facility is also indirectly secured by substantially all of the assets of Canadian Forest.

    INTEREST. U.S. borrowings under the Global Credit Facility bear interest at a floating rate based (at Forest's option) upon (i) the Base Rate with respect to Base Rate loans, plus the Applicable Margin for Base Rate loans or (ii) the London Interbank Offered Rate for one, two, three or six months, plus the Applicable Margin for Eurodollar loans. The Base Rate is the greater of (i) the Prime Rate or (ii) the Federal Funds Rate plus 1/2 of 1%. The Applicable Margin for Base Rate loans varies from 0.00% to 0.50% depending on the Borrowing Base Usage Ratio; and the Applicable Margin for Eurodollar loans varies from 1.00% to 1.50% depending on the Borrowing Base Usage Ratio. Borrowing Base Usage is a ratio of (i) outstanding loans, letters of credit, swing-line loans and bankers' acceptances under both the U.S. Credit Facility and the Canadian Credit Facility to (ii) the then effective borrowing base. Interest on Base Rate loans is payable quarterly in arrears and interest on Eurodollar loans is payable on the last day of the interest period therefor and, if longer than three months, at three month intervals.

    Canadian borrowings under the Global Credit Facility bear interest at a floating rate based (at Forest's option) upon (i) the Bankers' Acceptance rate for bankers' acceptances having a maturity of 30, 60, 90 or 180 days, plus a discount rate, (ii) the Canadian Prime Rate with respect to Canadian Prime Rate loans, plus the Applicable Margin for Canadian Prime Rate loans, (iii) the Base Rate with respect to Base Rate loans, plus the Applicable Margin for Base Rate loans, or (iv) the London Interbank Offered Rate for one, two, three or six months, plus the Applicable Margin for Eurodollar loans. The Applicable Margin for Canadian Prime Rate loans and Base Rate loans will vary from 0.00% to 0.50% depending on the Borrowing Base Usage Ratio; and the discount fee for Bankers' Acceptances and Applicable Margin for Eurodollar loans will vary from 1.00% to 1.50% depending on the Borrowing Base Usage Ratio. Interest on Canadian Prime Rate loans and Base Rate loans will be payable quarterly in arrears and interest on Eurodollar loans will be payable on the last day of the interest period therefor and, if longer than three months, at three month intervals.

    MATURITY. The Global Credit Facility will terminate on August 19, 2001. The Global Credit Facility provides that loans may be borrowed, repaid and reborrowed from time to time until such termination date, subject to the satisfaction of certain conditions on the date of any such borrowing and, in the case of repayment of Eurodollar loans and Bankers' Acceptances, compliance with certain yield protection provisions.

    SCHEDULED PAYMENTS AND PREPAYMENTS. The Bank Credit Facility does not require any scheduled payments of principal. The Global Credit Facility provides for mandatory repayments of loans (i) if, following any redetermination of the Borrowing Base, the aggregate principal amount of the loans, the letters of credit, swing-line loans and bankers' acceptances under the Global Credit Facility exceed the Borrowing Base, (ii) with the net cash proceeds in excess of $5,000,000 from any asset sale or sales, and (iii) with the net casualty proceeds in excess of $2,500,000 from any casualty event. In the case of clause
(i), such prepayment must be within 90 days of the date such deficiency is determined to exist.

    Amounts under the Global Credit Facility may be voluntarily prepaid without premium or penalty, subject to certain notice requirements, certain required minimum prepayment amounts and, in the case of Eurodollar loans and Bankers' Acceptances, certain yield protection provisions.

    COMMITMENT AND LETTER OF CREDIT FEES. Commitment fees are due and payable to the Lender Group based on the committed undrawn amount of the lesser of their respective aggregate commitments or the then effective Allocated U.S. Borrowing Base or Allocated Canadian Borrowing Base (as applicable) during the preceding quarter equal to a percent which varies from 0.30% to 0.375% depending on the Borrowing Base Usage Ratio. Such commitment fees will be payable in arrears on a quarterly basis. Forest is also required to pay letter of credit fees as follows: (i) to the Banks, an amount equal to the Applicable Margin for Eurodollar loans for the daily aggregate amount available to be drawn under each letter of credit outstanding; and (ii) to the Agent for the account of the Issuing Bank, an issuance fee equal to the greater of $1,000 or 0.5% of the stated amount of each letter of credit. Fees payable under clause (i) will be payable quarterly in arrears and fees payable under clause (ii) will be payable on the issuance date.

    COVENANTS. The Global Credit Facility requires Forest and its subsidiaries to meet certain financial tests, including meeting a minimum interest coverage ratio and current ratio. The Global Credit Facility also contains covenants which, among other things, will limit the incurrence of additional indebtedness, the nature of the business of Forest and its subsidiaries, investments, leases of assets, ownership of subsidiaries, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, Liens and other matters customarily restricted in such agreements. The Global Credit Facility contains additional covenants which will require Forest to maintain its properties and those of its subsidiaries, together with insurance thereon, to provide certain information to the Lender Group, including financial statements, notices and reports and to permit inspections of the books and records of Forest and its subsidiaries, to comply with applicable laws, including environmental laws and ERISA, to pay taxes and contractual obligations and to use the proceeds of the loans for working capital and other general corporate purposes.

    EVENTS OF DEFAULT. The Global Credit Facility contains customary events of default, including payment defaults, breach of representations, warranties and covenants (subject to certain cure periods), cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, judgment defaults in excess of $1 million and the failure of any of the loan documents to be in full force and effect.

                               THE EXCHANGE OFFER

GENERAL

    In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights under the Registration Agreement. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuer and the Company under the Registration Agreement. See "-- Registration Rights."

    For each $1,000 principal amount of Old Notes surrendered to the Issuer and the Company pursuant to the Exchange Offer, the holder of such Old Notes will receive $1,000 principal amount of Exchange Notes. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company and the Issuer will accept all Old Notes properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in integral multiples of $1,000 principal amount.

    Under existing interpretations of the staff of the SEC, including EXXON CAPITAL HOLDINGS CORPORATION, SEC No-Action Letter (available April 13, 1989), the Morgan Stanley Letter and MARY KAY COSMETICS, INC., SEC No-Action Letter (available June 5, 1991), the Issuer and the Company believe that the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Notes exchanged for such Exchange Notes directly from the Company or the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer and the Company that such conditions have been met. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the interpretation by the staff of the SEC enunciated in the Morgan Stanley Letter and similar no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is not an affiliate of the Issuer or the Company nor a broker-dealer tendering Old Notes acquired directly from the Issuer or the Company for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties including SHEARMAN & STERLING, SEC No-Action Letter (available July 2,
1993), that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Agreement, the Issuer and the Company are required to allow Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

    The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Issuer and the Company having exchanged Exchange Notes for all outstanding Old Notes (other than Old Notes held by a Restricted Holder) pursuant to the Exchange Offer and (ii) the Issuer and the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the Expiration Date. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

    As of the date of this Prospectus, $75,000,000 aggregate principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

    The Issuer and the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Issuer and the Company have given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and the Issuer and delivering Exchange Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company and the Issuer will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

    This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean May 22, 1998 unless the Issuer and the Company, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Issuer and the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company and the Issuer are extending the Exchange Offer for a specified period of time. The Issuer and the Company reserve the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Issuer and the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Issuer and the Company to constitute a material change, the Issuer and the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Issuer and the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Issuer and the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest payable semi-annually on March 15 and September 15 of each year. Holders of Exchange Notes of record on September 1, 1998 will receive interest on September 15, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from March 15, 1998, to the date of exchange thereof. Consequently, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on September 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, or an Agent's Message, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent along with an Agent's Message prior to the Expiration Date or
(iii) the Holder must comply with the guaranteed delivery procedures described below. The tender by a holder of Old Notes will constitute an agreement between such holder and the Issuer and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

    The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuer and the Company may enforce such agreement against such participant.

    The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Issuer or the Company. Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Issuer or any other person who has obtained a properly completed stock power from the registered holder.

    Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in Depositary Trust Company ("DTC"), the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC with an Agent's Message) with the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Issuer and the Company reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Issuer and the Company also reserve the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Notes. The Issuer and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer and the Company shall determine. Neither the Issuer, the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis and deliver an Agent's Message, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the registration number or numbers of such Old Notes (if applicable), and the total principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC with an Agent's Message) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

    Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

    Old Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the Exchange Agent, with the Letter of Transmittal or an Agent's Message and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of

Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Issuer and the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Issuer, the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Old Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer and the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

    Notwithstanding any other term of the Exchange Offer, the Company and the Issuer will not be required to accept for exchange any Old Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if they determine that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

    If the Issuer and the Company determine that they may terminate the Exchange Offer, as set forth above, the Issuer and the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Issuer and the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company and the Issuer under the Registration Agreement should the Issuer and the Company fail to consummate the Exchange Offer.

EXCHANGE AGENT

    Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                  By Mail:                                 By Overnight Courier:
             MARINE MIDLAND BANK                            MARINE MIDLAND BANK
           140 Broadway -- Level A                        140 Broadway -- Level A
        New York, New York 10005-1180                  New York, New York 10005-1180
     Attention: Corporate Trust Services            Attention: Corporate Trust Services
 (registered or certified mail recommended)

                  By Hand:                                Facsimile Transmission:
             MARINE MIDLAND BANK                              (212) 658-2292
           140 Broadway -- Level A                         Confirm by Telephone:
        New York, New York 10005-1180                         (212) 658-5931
     Attention: Corporate Trust Services

    DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Issuer and the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Issuer and the Company and their affiliates in person, by telegraph or telephone. The Issuer and the Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuer and the Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Issuer and the Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

    The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Issuer and the

Company. The Issuer and the Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    No gain or loss for accounting purposes will be recognized by the Issuer or the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Issuer over the term of the Exchange Notes under generally accepted accounting principles.

                            DESCRIPTION OF THE NOTES

    The Exchange Notes will be issued and the Old Notes and the 1997 Notes were issued under an indenture dated as of September 29, 1997 (the "Indenture") between the Company, the Issuer, and State Street Bank and Trust Company, as trustee (the "Trustee"). A copy of the Indenture is available upon request. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms contained therein. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

    It is expected that the Old Notes, the Exchange Notes and the 1997 Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, Holders of Old Notes who do not exchange their Old Notes for Exchange Notes will vote together with Holders of the Exchange Notes and the 1997 Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether Holders of requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes and the 1997 Notes, and the Holders of the Old Notes, the Exchange Notes and the 1997 Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes, the Exchange Notes and the 1997 Notes then outstanding.

    The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act"). The following summary of certain terms and provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the 1939 Act, the Notes and the Indenture. A copy of the Indenture and the form of Notes is available upon request to the Issuer at the address set forth above under "Available Information."

    The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." Capitalized terms used in this summary and not otherwise defined below have the meanings assigned to them in the Indenture. For purposes of this "Description of the Notes," references to the "Issuer" shall mean Canadian Forest Oil Ltd., excluding its subsidiaries, and references to the "Company" shall mean Forest Oil Corporation, excluding its subsidiaries.

GENERAL

    The Notes will mature on September 15, 2007, and will be limited to an aggregate principal amount of $200.0 million. The Notes will bear interest at the rate of 8 3/4% per annum from the most recent interest payment date to which interest has been paid. Interest on the Notes will be payable semiannually on March 15 and September 15 of each year, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the immediately preceding March 1 or September 1, as the case may be. See "The Exchange Offer -- Interest on the Exchange Notes." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The obligations of the Issuer under the Notes will be unconditionally guaranteed on a senior subordinated and unsecured basis by the Company and, under the circumstances described below, certain Restricted Subsidiaries of the Company. See "-- Company Guarantee" and "-- Subsidiary Guarantees."

    Principal of, premium, if any, on and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at an office or agency of the Issuer, one of which will be maintained for such purpose in The City of New York (which initially will be an office of the Trustee) or such other office or agency permitted under the Indenture. At the option of the Issuer, payment of interest may be made by check mailed to the person entitled thereto as shown on the Security Register. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

    The interest rate on the Old Notes is subject to increase in certain circumstances (such additional interest being referred to as "Special Interest") if the Issuer and the Company do not file a registration statement relating to the Registered Exchange Offer on a timely basis, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "Exchange Offer; Registration Rights." All references herein to interest shall include such Special Interest, if appropriate.

COMPANY GUARANTEE

    Pursuant to the Company Guarantee, the Company will unconditionally guarantee, on an unsecured senior subordinated basis, to each Holder of Notes and the Trustee, the full and prompt performance of the Issuer's obligations under the Indenture and the Notes, including the payment of principal of and interest, premium, if any, Special Interest, if any, and Additional Amounts, if any, on the Notes. The Company Guarantee will be subordinated as described under "-- Subordination."

SUBSIDIARY GUARANTEES

    Under the circumstances described below under "-- Certain Covenants -- Future Subsidiary Guarantors," the Issuer's payment obligations under the Notes will be jointly and severally guaranteed by one or more Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor will be an unsecured senior subordinated obligation of such Subsidiary Guarantor. See "-- Subordination."

    Certain mergers, consolidations and dispositions of Property may result in the addition of additional Subsidiary Guarantors or the release of Subsidiary Guarantors. See "-- Merger, Consolidation and Sale of Substantially All Assets." Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee.

    Each of the Issuer, the Company and any Subsidiary Guarantor will agree to contribute to the Company or any Subsidiary Guarantor which makes payments pursuant to the Company Guarantee or its Subsidiary Guarantee, as applicable, an amount equal to the Issuer's, the Company's or such Subsidiary Guarantor's proportionate share of such payment, based on the net worth of the Issuer, the Company or such Subsidiary Guarantor relative to the aggregate net worth of the Issuer, the Company and the Subsidiary Guarantors.

SUBORDINATION

    The Notes will be unsecured senior subordinated obligations of the Issuer. The payment of the principal of, premium, if any, on and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the payment when due in cash of all Senior Indebtedness of the Issuer. The Notes will rank subordinate in right of payment to all existing and future Senior Indebtedness of the Issuer, PARI PASSU with any future Pari Passu Indebtedness of the Issuer and senior to any future Subordinated Indebtedness of the Issuer. The Company Guarantee and the Subsidiary Guarantee of any Subsidiary Guarantor will rank subordinate in right of payment to all existing and future Senior Indebtedness, PARI PASSU with any future Pari Passu Indebtedness and senior to any future Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable.

    At December 31, 1997, the Issuer had no outstanding Senior Indebtedness and the Company had outstanding Senior Indebtedness of $85.6 million (not including borrowing capacity available to the Company and the Issuer under the Bank Credit Facilities which, if borrowed, would be Senior Indebtedness of either the Issuer or the Company). As of such date, the Issuer had no outstanding Pari Passu Indebtedness or Subordinated Indebtedness, other than the Notes. As of such date, the Company had no outstanding Subordinated Indebtedness. The approximately $8.7 million principal amount of 11 1/4% Notes which remains outstanding constitutes Pari Passu Indebtedness of the Company. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries, including the Issuer, may Incur, the amounts of such Indebtedness could be substantial and such Indebtedness may be Senior Indebtedness or Pari Passu Indebtedness. In addition, any Subsidiary Guarantees could be effectively subordinated to all the obligations of the Subsidiary Guarantors under certain circumstances. The Notes, the Company Guarantee and any Subsidiary Guarantees will also be effectively subordinated to any secured Indebtedness of the Issuer, the Company and the Subsidiary Guarantors that is not otherwise Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" and "Risk Factors -- Subordination" and "-- Possible Limitations on Enforceability of Guarantees."

    Neither the Issuer nor the Company may pay principal of, premium, if any, on or interest on, the Notes or the Company Guarantee or make any deposit pursuant to the provisions of the Indenture described under "-- Defeasance and Covenant Defeasance" or repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any principal, premium, interest or other amounts due in respect of any Senior Indebtedness of the Issuer or the Company is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness of the Issuer or the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Issuer or the Company, as applicable, may pay the Notes without regard to the foregoing if the Issuer or the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Issuer or the Company. During the continuance of any default (other than a default described in clause
(i) or clause (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuer or the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), neither the Issuer nor the Company, as applicable, may pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer or the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days after receipt of such notice by the Issuer or the Company and the Trustee unless earlier terminated (a) by written notice to the Issuer or the Company and the Trustee from the Representative which gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Indebtedness has been repaid in full in cash. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Issuer or the Company, as applicable, may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period. No more than one Payment Blockage Notice may be given in any consecutive 360-day period regardless of the number of defaults with respect to one or more issues of Senior Indebtedness of the Issuer or the Company.

    Upon any payment or distribution of the assets of the Issuer or the Company upon a total or partial liquidation, dissolution or winding up of the Issuer or the Company or in a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Issuer or the Company or its property, the holders of Senior Indebtedness of the Issuer or the Company will be entitled to receive payment in full in cash before the Holders of the Notes are entitled to receive any payment of principal of, or premium, if any, or interest on, the Notes or the Company Guarantee. In addition, until the Senior Indebtedness of the Issuer or the Company is paid in full, any distribution made by or on behalf of the Issuer or the Company to which Holders of Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness of the Issuer or the Company, except that Holders of Notes may receive and retain shares of stock and any debt securities that are subordinated to all Senior Indebtedness of the Issuer or the Company to at least the same extent as the Notes or the Company Guarantee.

    The Subsidiary Guarantee of any Subsidiary Guarantor will be subordinated to Senior Indebtedness of such Subsidiary Guarantor to the same extent and in the same manner as the Notes and the Company Guarantee are subordinated to Senior Indebtedness of the Issuer and the Company.

    The Indenture provides that the subordination provisions of the Indenture applicable to the Notes, the Company Guarantee and any Subsidiary Guarantees may not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Designated Senior Indebtedness unless the holders of such Indebtedness consent in writing (in accordance with the provisions of such Indebtedness) to such amendment, waiver or modification.

OPTIONAL REDEMPTION

    Except as provided in the next succeeding paragraph, the Notes are not redeemable prior to September 15, 2002. At any time on or after September 15, 2002, the Notes are redeemable at the option of the Issuer, in whole or in part (equal to $1,000 in principal amount or an integral multiple thereof), on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest date), if redeemed during the 12-month period commencing on September 15 of the years indicated below.

                                                                         REDEMPTION
YEAR                                                                       PRICE
----------------------------------------------------------------------  ------------
2002..................................................................     104.375%
2003..................................................................     102.917%
2004..................................................................     101.458%
2005 and thereafter...................................................     100.000%

    Notwithstanding the foregoing, prior to September 15, 2000 the Issuer may, at any time or from time to time, redeem up to 33 1/3% of the aggregate principal amount of the Notes originally issued at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net proceeds of one or more Equity Offerings of the Company, PROVIDED that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remains outstanding after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

    If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAXES

    The Notes will be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, on not less than 30 nor more than 60 days' prior written notice, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any) to the redemption date, in the event that any Obligor (as defined in "-- Additional Amounts") has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts (as defined in "-- Additional Amounts") as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the Issue Date; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which such Obligor would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Notes, the Issuer shall deliver to the Trustee or any paying agent an Officer's Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred.

ADDITIONAL AMOUNTS

    All payments made by the Issuer under or with respect to the Notes, by the Company under or with respect to the Company Guarantee and by any Subsidiary Guarantor under or with respect to its Subsidiary Guarantee (the Issuer, the Company and any such Subsidiary Guarantor being referred to for purposes of this section "Additional Amounts" individually as an "Obligor" and collectively as the "Obligors") will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of any

Obligor) (hereunder "Taxes"), unless the applicable Obligor or any successor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If any Obligor or any successor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company Guarantee or any Subsidiary Guarantee, such Obligor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") in respect of a beneficial owner
(i) with which the Issuer does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of Notes or the receipt of payments thereunder. The Obligors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law. The Obligors will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment. The Obligors will, jointly and severally, indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of
(i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, the Company Guarantee or any Subsidiary Guarantee, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under (i) or (ii) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

    At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, Prepayment Offer, purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders.

    The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

    For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the Notes and the Subsidiary Guarantees, see "Certain United States and Canadian Federal Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations."

SINKING FUND

    There will be no mandatory sinking fund payments for the Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment").

    Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Issuer mails such notice (the "Change of Control Payment Date"); (iii) that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Notes (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer. Prior to the mailing of the notice to Holders of Notes described above, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay or cause to be repaid in full all Indebtedness of the Company, the Issuer and any Subsidiary Guarantor that would prohibit the repurchase of the Notes pursuant to such Change of Control Offer or (ii) obtain any requisite consents under instruments governing any such Indebtedness of the Company, the Issuer and any Subsidiary Guarantor to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Notes pursuant to this "Repurchase at the Option of Holders Upon a Change of Control" covenant.

    If the Company is unable to repay or cause to be repaid all Indebtedness that would prohibit the repurchase of the Notes or is unable to obtain the consents of the Holders of Indebtedness, if any, outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of the Notes validly tendered, then the Company will have breached such covenant. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amounts of the Notes outstanding. In addition, the failure by the Issuer to repurchase Notes at the conclusion of the Change of Control Offer will constitute an Event of Default under the Indenture without any waiting period or notice requirements. Such Event of Default would, in turn, constitute a default under the existing Bank Credit Facilities and may constitute a default under the terms of any other Indebtedness of the Issuer, the Company or any Subsidiary Guarantor then outstanding. In such circumstances, the subordination provisions in the Indenture would likely prohibit payments to Holders of Notes. See "-- Subordination."

    The Company and the Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    The Issuer's obligation to repurchase the Notes upon a Change of Control will be guaranteed on a senior subordinated basis by the Company pursuant to the Company Guarantee and, to the extent any Restricted Subsidiary becomes a Subsidiary Guarantor, by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee.

    If a Change of Control were to occur, there can be no assurance that the Issuer, the Company and the Subsidiary Guarantors, if any, would have sufficient financial resources, or would be able to arrange financing, to repay any Indebtedness that would prohibit the repurchase of the Notes and pay the purchase price for all Notes tendered by the Holders thereof. In addition, as of the Issue Date the existing Bank Credit Facilities will, and any future Bank Credit Facilities or other agreements relating to indebtedness (including Senior Indebtedness or Pari Passu Indebtedness) to which the Issuer, the Company or a Subsidiary Guarantor becomes a party may, contain restrictions on the purchase of Notes. The provisions under the Indenture related to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified (at any time prior to the occurrence of such Change of Control) with the written consent of the Holders of a majority in principal amount of the Notes, PROVIDED that the written consent of all the Holders of outstanding Notes is required with respect to any such waiver or modification that would result in the imposition of any Taxes or the payment of any Additional Amounts.

    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party (including the Company or another Subsidiary of the Company) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    A "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of all classes of the Voting Stock of the Company or, unless such person is a Restricted Subsidiary, the Issuer or currently exercisable warrants or options to acquire such Voting Stock, (ii) the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred, (iii) the shareholders of the Company or the Issuer shall have approved any plan of liquidation or dissolution of the Company or the Issuer, (iv) the Company or the Issuer consolidates with or merges into another Person or any Person consolidates with or merges into the Company or the Issuer in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Issuer is reclassified into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or the Issuer is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and the holders of the Voting Stock of the Company or the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction or
(v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's or the Issuer's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company or the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's or the Issuer's Board of Directors then in office.

    The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" the Company's and its Restricted Subsidiaries' assets taken as a whole. The Indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" the assets of a corporation. Accordingly, if the Company and its Restricted Subsidiaries were to engage in a transaction in which they disposed of less than all the assets of the Company and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of "substantially all" their assets and whether the Issuer was required to make a Change of Control Offer.

    Except as described above with respect to a Change of Control, the Indenture does not contain any other provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

BOOK-ENTRY SYSTEM

    The Notes will initially be issued in the form of one or more Global Securities held in book-entry form. The Notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

    Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interests represented by such Global Security purchased by such persons in the Offering. Such accounts shall initially be designated by the Initial Purchasers with respect to Notes placed by the Initial Purchasers for the Issuer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    Payment of principal of, premium, if any, on and interest on Notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture. None of the Issuer, the Company, the Trustee, any agent of the Issuer or the Company and the Initial Purchasers will have any responsibility or liability for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any Notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

    The Issuer has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Issuer expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

    So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Beneficial interests in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the holders of such Global Security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Issuer understands that under existing industry practices, if the Issuer requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    The Depository has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with the Depository interests in a Global Security are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

    The Depository has advised the Issuer that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTIFICATED NOTES

    The Notes represented by a Global Security are exchangeable for certificated Notes only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Issuer executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable, or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. If a Global Security becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $1,000 or an integral multiple thereof, (ii) payment of principal of, and premium, any repurchase price and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Notes, although the Issuer may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge imposed in connection therewith. In addition, certificates representing the Old Notes will bear the legend referred to under "Notice to Investors" (unless the Issuer determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend.

CERTAIN COVENANTS

    LIMITATION ON INDEBTEDNESS. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either (a) after giving pro forma effect to such Incurrence and application, the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0 or (b) such Indebtedness is Permitted Indebtedness.

    "PERMITTED INDEBTEDNESS" means any and all of the following: (i) Indebtedness arising under the Indenture with respect to the Old Notes and the Exchange Notes and the Company Guarantee and any Subsidiary Guarantees relating thereto; (ii) Indebtedness (including guarantees) under Bank Credit Facilities, PROVIDED that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause
(x) of this paragraph in respect of Indebtedness previously Incurred under Bank Credit Facilities, at any one time outstanding does not exceed the greater of
(a) $150.0 million, which amount shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to the provisions of the Indenture described under "-- Limitation on Asset Sales" and (b) an amount equal to the sum of (1) $35.0 million and (2) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; (iii) Indebtedness to the Company or any Wholly Owned Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Wholly Owned Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary); (iv) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business; (vii) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (i) through (vi) above; (viii) Non-recourse Purchase Money Indebtedness; (ix) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph), PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (ix), together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ix), at any one time outstanding does not exceed $30.0 million; (x) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i), (ii), (vii), (viii) and (ix) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (x)) and (b) Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph, PROVIDED that, in the case of each of the foregoing clauses (a) and
(b), such Indebtedness is Permitted Refinancing

Indebtedness and (xi) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property.

    LIMITATION ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes, the Company Guarantee or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Liens securing Senior Indebtedness and Permitted Liens.

    LIMITATION ON RESTRICTED PAYMENTS.

    (a) The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Indebtedness" or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

        (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

        (B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

        (C) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

        (D) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company) on or after the Issue Date of convertible Indebtedness that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any such conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of the Company) prior to the Issue Date, plus

        (E) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of

(x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

        (F) $25.0 million.

    (b) The limitations set forth in paragraph (a) above will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted):

         (i) the payment of any dividend on Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

        (ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying United States or Canadian Federal income tax obligations; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of (a) $1.0 million in any twelve-month period and (b) the aggregate net proceeds, if any, received by the Company during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

        (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

        (iv) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company;

        (v) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and (A) has an Average Life that is longer than the Average Life of the Notes and (B) has a Stated Maturity for its final scheduled principal payment that is more than one year after the Stated Maturity of the final scheduled principal payment of the Notes; and

        (vi) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (vi).

The actions described in clauses (i) and (ii) of this paragraph (b) shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (iii), (iv), (v) and (vi) of this paragraph (b) shall be excluded in the calculation of the amount of Restricted Payments, PROVIDED that the net cash proceeds from any issuance or sale of Capital Stock of the Company pursuant to such clauses (iii), (iv) or (vi) shall be excluded from any calculations pursuant to clauses (B) or (C) under the immediately preceding paragraph (a).

    LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. The Indenture provides that the Company will not (a) permit any Restricted Subsidiary to issue any Capital Stock or Redeemable Stock other than to the Company or one of its Wholly Owned Subsidiaries or (b) permit any Person other than the Company or a Wholly-Owned Subsidiary to own any Capital Stock or Redeemable Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except, in each case, for (i) the sale of the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by the Company or any other Restricted Subsidiary effected in accordance with the provisions of the Indenture described under "-- Limitation on Asset Sales"; (ii) the issuance of Capital Stock or Redeemable Stock by a Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary and (iii) the Capital Stock or Redeemable Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof; PROVIDED, that the Issuer shall at all times remain a Restricted Subsidiary; PROVIDED FURTHER, that any sale or issuance of Capital Stock of a Restricted Subsidiary shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Restricted Subsidiary owned directly and indirectly by the Company is reduced as a result of such sale or issuance; PROVIDED, FURTHER that if a Person whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then the Fair Market Value of Capital Stock of such Person retained by the Company and the other Restricted Subsidiaries shall be treated as an Investment for purposes of the provisions of the Indenture described under "-- Limitation on Restricted Payments". In the event of the consummation of a sale of all the Capital Stock of a Restricted Subsidiary pursuant to the foregoing clause (i) and the execution and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is also a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

    LIMITATION ON ASSET SALES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Company Guarantee) or liabilities of any Restricted Subsidiary that made such Asset Sale (other than liabilities of the Issuer that are by their terms subordinated to the Notes or liabilities of any Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities ("Permitted Consideration"); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

    The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Issuer, the Company or a Subsidiary Guarantor), to (i) prepay, repay or purchase Senior Indebtedness of the Issuer, the Company or a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company other than Indebtedness owed by the Issuer to 611852 Saskatchewan Ltd. pursuant to the Canadian Credit Facility), (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Notes or purchase both Notes and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding Notes and Pari Passu Indebtedness owned by the Company or an Affiliate of the Company).

    Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") must be made by the Issuer or the Company at a purchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and PROVIDED that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with the Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

    Within 30 days after the 365th day following the date of an Asset Sale, the Company or the Issuer shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company or the Issuer is offering to purchase Notes pursuant to the provisions of the Indenture, (ii) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Notes (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Notes to be purchased, (vi) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

    The Company and the Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company or the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

    INCURRENCE OF LAYERED INDEBTEDNESS. The Indenture provides that (i) the Issuer will not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Issuer unless such Indebtedness constitutes Indebtedness junior to, or PARI PASSU with, the Notes in right of payment, (ii) the Company will not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Company unless such Indebtedness constitutes Indebtedness which is junior to, or PARI PASSU with, the Company Guarantee in right of payment and (iii) no Subsidiary Guarantor will Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness constitutes Indebtedness which is junior to, or PARI PASSU with, such Subsidiary Guarantor's Subsidiary Guarantee in right of payment.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $1.0 million but less than $7.5 million, an officer of the Company or, in the case of any such transaction or series of transactions involving the Issuer, an officer of the Issuer, certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by an Officer's Certificate delivered to the Trustee, (b) $7.5 million but less than $30.0 million, the Board of Directors of the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Board of Directors of the Issuer (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee or (c) $30.0 million, (1) the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Issuer receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (2) the Board of Directors of the Company or, in the case of any such transaction or series of transactions involving the Issuer, the Board of Directors of the Issuer (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

    The limitations of the preceding paragraph do not apply to (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iv) loans made (a) to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) of the Company, the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to this clause (iv), (v) advances and loans to officers, directors and employees of the Company or any Subsidiary, PROVIDED such loans and advances (excluding loans or advances made pursuant to the preceding clause
(iv)) do not exceed $5.0 million at any one time outstanding, (vi) any Restricted Payment permitted to be paid pursuant to the provisions of the Indenture described under "-- Limitations on Restricted Payments," (vii) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, PROVIDED that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary), (viii) the payment of Indebtedness outstanding under, or the extension, revision, amendment or modification of, or any guarantee of, the Canadian Credit Facility, or (ix) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to
(i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or
(iii) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation will not apply (a) with respect to clauses (i), (ii) and (iii), to encumbrances and restrictions (1) in Bank Credit Facilities and other agreements and instruments, in each case as in effect on the Issue Date,
(2) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or (3) which result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (a)(1) or (2) above or clause (b)(1) or (2) below, PROVIDED that such encumbrance or restriction is not materially less favorable to the Holders of Notes than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and (b) with respect to clause (iii) only, to (1) any restriction on the sale, transfer or other disposition of Property relating to Indebtedness that is permitted to be Incurred and secured under the provisions of the Indenture described under "-- Limitation on Indebtedness" and "-- Limitation on Liens," (2) any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder and (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

    FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Restricted Subsidiary having an aggregate of $10.0 million or more of Indebtedness and Preferred Stock outstanding at any time to promptly execute and deliver to the Trustee a Subsidiary Guarantee, PROVIDED that (i) Saxon Petroleum Inc. shall not be required to execute and deliver a Subsidiary Guarantee until such time as it becomes a Wholly Owned Subsidiary and (ii) in determining the outstanding Indebtedness and Preferred Stock for purposes of this covenant of (a) Producers Marketing Limited, Indebtedness described in clause (vii) of the definition of Indebtedness shall be excluded and (b) Forest I Development Company ("Forest

Development"), Indebtedness pursuant to the Production Payment Agreement dated February 1, 1992, as amended on April 30, 1995, between Forest Development and Bank of America, National Association, as successor to Strake Jesuit College Preparatory, Inc. shall be excluded.

    RESTRICTED AND UNRESTRICTED SUBSIDIARIES. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (other than the Issuer) (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (ii) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and
(iii)(a) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary, (b) the Subsidiary to be so designated has total assets of $1,000 or less or (c) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary and such Restricted Payment would be permitted to be made at the time of such designation under the provisions of the Indenture described under "-- Limitation on Restricted Payments." Notwithstanding the foregoing, Saxon Petroleum Inc. (i) may be designated as an Unrestricted Subsidiary until such time as it becomes a Wholly Owned Subsidiary and (ii) shall be designated as a Restricted Subsidiary at such time as it becomes a Wholly Owned Subsidiary. Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Indebtedness" and (ii) no Default or Event of Default would occur or be continuing.

    THE ISSUER. The Company will ensure that the Issuer remains a Restricted Subsidiary so long as any of the Notes remain outstanding.

MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS

    The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, unless: (i) the resulting, surviving or transferee person (the "Successor Company") shall be a Person organized or existing under the laws of (a) the United States of America, any State thereof or the District of Columbia or (b) Canada or any province thereof; (ii) a supplemental indenture is executed and delivered to the Trustee, in form satisfactory to the Trustee, by the Successor Company expressly assuming, if the Successor Company is neither the Company nor the Issuer, or confirming, if the Successor Company is the Company, the obligations of the Company to pay the principal of and interest on the Notes pursuant to the Company Guarantee and to perform all the covenants of the Company under the Indenture; (iii) each Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture, in form satisfactory to the Trustee, confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest on the Notes pursuant to such Subsidiary

Guarantor's Subsidiary Guarantee; (iv) in the case of a conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person;
(v) immediately after giving effect to such transaction (and treating, for purposes of this clause (v) and clauses (vi) and (vii) below, any Indebtedness which becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (vi) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, the Issuer or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of the first paragraph under "-- Limitation on Indebtedness;" (vii) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, to, the Issuer or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (viii) the Company shall have delivered to the Trustee an Officer's Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (ix) the Trustee shall have received an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease will not result in the Company (or the Successor Company, if the Company is not the Successor Company) being required to make any deduction for or on account of Taxes (as defined under "Additional Amounts") from payments made under or in respect of the Company Guarantee.

    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, and, except in the case of the lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, the Company shall be released from its obligations under the Company Guarantee and the Indenture.

    The Issuer shall not consolidate with or merge with or into any Person, except that the Issuer may consolidate with or merge into any Person so long as:
(i) the Successor Company shall be the Issuer, the Company or a Wholly Owned Subsidiary; (ii) if the Company or a Wholly Owned Subsidiary is the Successor Company, the Successor Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer to pay the principal of and interest on the Notes and to perform all the covenants of the Issuer under the Indenture (in which case the Successor Company shall be considered as the issuer of the Notes); (iii) unless the Company shall be the Successor Company, the Company shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming the obligations of the Company to pay the principal of and interest on the Notes pursuant to the Company Guarantee and to perform all the covenants of the Company under the Indenture; (iv) each Subsidiary Guarantor shall have executed and delivered to the Trustee, in form satisfactory to the Trustee, a supplemental indenture confirming such Subsidiary Guarantor's obligations to pay the principal of and interest on the Notes pursuant to its Subsidiary Guarantee; (v) the Successor Company (if not the Issuer) shall be a Person organized or existing under the laws of (a) the United States of America, any State thereof or the District of Columbia or (b) Canada or any province thereof; (vi) immediately after giving effect to such transaction (and treating, for purposes of this clause (vi) and clauses (vii) and (viii) below, any Indebtedness which becomes or is anticipated to become an obligation of the Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred or be continuing; (vii) other than with respect to the consolidation of the Issuer with or the merger of the Issuer with or into the Company or a Wholly Owned Subsidiary, immediately after giving effect to such transaction the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of the first paragraph under "Limitation on Indebtedness;" (viii) other than with respect to the consolidation of the Issuer with or the merger of the Issuer with or into the Company or a Wholly Owned Subsidiary, immediately after giving effect to such transaction, the Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (ix) the Issuer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or transfer complies with the Indenture; and (x) the Trustee shall have received an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease will not result in the Issuer being required to make any deduction for or on account of Taxes from payments made under or in respect of the Notes. The Issuer shall not convey, transfer or lease, in one transaction or a series of transactions, any of its Property other than in a transaction or series of transactions which comply with the provisions of the Indenture described under "-- Limitation on Asset Sales," PROVIDED that a conveyance, transfer or lease of all or substantially all the Property of the Issuer shall be subject to the provisions of the first paragraph of this covenant to the extent that such transaction constitutes the conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission and furnish to the Holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ADDITIONAL ASSETS" means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries," (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

    "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination, the remainder of:

     (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); PROVIDED that, in the case of each of the determinations made pursuant to clauses (1) through
(4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus

    (ii) the sum of (a) minority interests, (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (c) to the extent included in
(i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto). If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

    "AFFILIATE" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET SALE" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including dispositions pursuant to any consolidation or merger) by such Person in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (ii) any other Property of such Person; PROVIDED, HOWEVER, that the term "Asset Sale" shall not include: (a) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (b) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business; (c) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business; (d) any disposition that constitutes a Restricted Payment made in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments;" (e) when used with respect to the Company, any disposition of all or substantially all of the Property of such Person permitted pursuant to the provisions of the Indenture described under "-- Merger, Consolidation and Sale of Substantially All Assets;" (f) the disposition of any Property by such Person to the Company or a Wholly Owned Subsidiary; (g) the disposition of any asset with a Fair Market Value of less than $2.0 million; or (h) any Production Payments and Reserve Sales, PROVIDED that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

    "AVERAGE LIFE" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "BANK CREDIT FACILITIES" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including pursuant to the Second Amended and Restated Credit Agreement dated as of January 31, 1997, as amended on April 1, 1997, August 19, 1997 and September 26, 1997, among the Company, the Lenders named therein and The Chase Manhattan Bank, as agent, and the Second Amended and Restated Credit Agreement dated as of April 1, 1997, as amended on August 19, 1997 and September 26, 1997, among 611852 Saskatchewan Ltd., the Lenders named therein and The Chase Manhattan Bank of Canada, as agent) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, together with any extensions, revisions, amendments, modifications, refinancings or replacements thereof by a lender or syndicate of lenders.

    "CAPITAL LEASE OBLIGATION" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

    "CAPITAL STOCK" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include Redeemable Stock.

    "COMPANY GUARANTEE" means an unconditional, unsecured senior subordinated Guarantee of the Notes given by the Company pursuant to the terms of the Indenture.

    "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; PROVIDED, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; PROVIDED FURTHER that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (b) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

    "CONSOLIDATED INTEREST EXPENSE" means with respect to any Person for any period, without duplication, (i) the sum of (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation, (4) all accrued interest and (5) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock dividends of such Person's Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries; (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication,
(i) items classified as extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), including, with respect to the Company, any loss realized in connection with the purchase of the 11 1/4% Notes; (ii) any gain or loss net of taxes (less all fees and expenses relating thereto), realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (ii) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured); (iii) the net income of any Restricted Subsidiary of such specified person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period; (iv) the net income (or loss) of any other Person in which such Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period; (v) for the purposes of "-- Certain Covenants -- Limitation on Restricted Payments" only, the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; (viii) the cumulative effect of a change in accounting principles; (ix) any write-downs of non-current assets, PROVIDED that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and (x) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of such Person or any of its Restricted Subsidiaries.

    "CONSOLIDATED NET WORTH" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

    "DEFAULT" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) Bank Credit Facilities of the Company or the Issuer and (ii) any other Senior Indebtedness of the Company or Senior Indebtedness of the Issuer which has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million that is specifically designated in the instrument evidencing such Indebtedness and is designated in a notice delivered by the Company or the Issuer, as applicable, to the holders or a Representative of the holders of such Senior Indebtedness of the Company or the Issuer and the Trustee as "Designated Senior Indebtedness."

    "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

    "EBITDA" means, with respect to any Person for any period, an amount equal to the Consolidated Net Income of such Person for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated

Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (a) income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income), (b) Consolidated Interest Expense, (c) depreciation and depletion expense, (d) amortization expense, (e) exploration expense (if applicable), and (f) any other noncash charges including unrealized foreign exchange losses (excluding, however, any such other noncash charge which requires an accrual of or reserve for cash charges for any future period); less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication (a) income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income) and (b) unrealized foreign exchange gains.

    "EQUITY OFFERING" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Issue Date.

    "EXCHANGED PROPERTIES" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

    "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

    "FAIR MARKET VALUE" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or property transferred or received by any Person, the fair market value of such consideration or other property as determined by (i) any officer of the Company if such fair market value is less than $7.5 million and (ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $7.5 million.

    "GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

    "GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America or Canada for the timely payment of which the full faith and credit of the United States of America or Canada is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or Canada which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

    "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a Guarantee by any Person shall not include
(a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

    "HOLDER" means the Person in whose name a Note is registered on the Securities Register.

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been Incurred (in an amount equal to its aggregate principal amount at its Stated Maturity) only on the date of original issue thereof.

    "INDEBTEDNESS" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; PROVIDED, HOWEVER, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable

Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

    "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

    "INVESTMENT" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); PROVIDED, HOWEVER, that Investments shall not include (a) in the case of clause (i) as used in the definition of "Restricted Payments" only, any such amount paid through the issuance of Capital Stock of the Company and (b) in the case of clause (i) or (ii), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

    "ISSUE DATE" means the date on which the Old Notes first were issued under the Indenture.

    "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Liens," a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

    "LIQUID SECURITIES" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the Nasdaq National Market and (iii) as to which the Company or the Restricted Subsidiary holding such securities is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; PROVIDED that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time. Notwithstanding the foregoing, securities meeting the requirements of clauses (i) and (ii) above received by the Company or a Wholly Owned Subsidiary in connection with the disposition, in whole or in part, of the capital stock of Saxon Petroleum Inc. shall be treated as Liquid Securities from the date of receipt thereof until the earlier of (1) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (2) 24 months following the date of receipt of such securities.

    "MATERIAL CHANGE" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Asset Sales."

    "MOODY'S" means Moody's Investors Service, Inc. and its successors.

    "NET AVAILABLE CASH" from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale and (b) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, PROVIDED that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; PROVIDED, HOWEVER, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any Restricted Subsidiary from escrow.

    "NET WORKING CAPITAL" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

    "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which (i) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (ii) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

    "OFFICERS' CERTIFICATE" means a certificate signed by (i) the President or the Chief Executive Officer and (ii) the Chief Financial Officer, the Chief Accounting Officer or the Treasurer, of the Issuer and delivered to the Trustee, which shall comply with the Indenture.

    "OIL AND GAS BUSINESS" means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

    "OIL AND GAS HEDGING CONTRACT" means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

    "OIL AND GAS LIENS" means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farmout agreements, farmin agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; PROVIDED, HOWEVER, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer, the Company or a Subsidiary Guarantor that is PARI PASSU in right of payment to the Notes, the Company Guarantee or a Subsidiary Guarantee, as applicable.

    "PARI PASSU OFFER" means an offer by the Issuer, the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

    "PERMITTED BUSINESS INVESTMENTS" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farmin agreements, farmout agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties, excluding however, Investments in corporations other than Restricted Subsidiaries.

    "PERMITTED HEDGING AGREEMENTS" means (i) Exchange Rate Contracts and Oil and Gas Hedging Contracts and (ii) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

    "PERMITTED INVESTMENTS" means any and all of the following: (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by any Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in (a) any Person that will, upon the making of such Investment, become a Restricted Subsidiary or (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (vi) Investments in the form of securities received from Asset Sales, PROVIDED that such Asset Sales are made in compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Asset Sales;" (vii) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) relocation allowances for, and advances and loans to, officers, directors and employees of the Company or any of its Restricted Subsidiaries; PROVIDED such items do not exceed in the aggregate $5.0 million at any one time outstanding; (ix) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 7.5% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof); (x) Investments made for the purpose of acquiring gas marketing contracts in an aggregate amount not to exceed $10.0 million at any one time outstanding; (xi) Investments made pursuant to Permitted Hedging Agreements of the Company and the Restricted Subsidiaries; and (xii) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (i) through (x) above).

    "PERMITTED LIENS" means any and all of the following: (i) Liens existing as of the Issue Date; (ii) Liens securing the Notes, the Company Guarantee, any Subsidiary Guarantees and other obligations arising under the Indenture; (iii) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Issuer, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), PROVIDED that such Liens are not extended to other Property of the Issuer, the Company or the Restricted Subsidiaries; (iv) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), PROVIDED that such Liens are not extended to other Property of the Issuer, the Company or the Restricted Subsidiaries; (v) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (f) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable); (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (vii) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $15.0 million; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Liens securing purchase money Indebtedness or Capital Lease Obligations, PROVIDED that such Liens attach only to the Property acquired with the proceeds of such purchase money Indebtedness or the Property which is the subject of such Capital Lease Obligations; (x) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), PROVIDED that (a) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and (b) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; (xi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of the Indenture described under "-- Limitation on Restricted Payments;" (xii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; (xiii) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii), (iv),
(ix) and (x) above; PROVIDED, HOWEVER, that (a) such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xiv) Liens in favor of the Company, the Issuer, or a Restricted Subsidiary; and (xv) Liens not otherwise permitted by clauses (i) through (xiv) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of $5.0 million at any one time. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than (a) any such Liens existing as of the Issue Date, (b) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date, PROVIDED that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property and
(c) Production Payments and Reserve Sales, other than those described in clauses
(a) and (b) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with the provisions of the Indenture described under "-- Limitation on Asset Sales" and
(d) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of the immediately foregoing clauses (a),
(b), (c) and (d), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Production Payments and Reserve Sales.

    "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"); PROVIDED, HOWEVER, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (a) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and (b) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time, (iv) such new Indebtedness is subordinated in right of payment to the Notes (or, if applicable, the Company Guarantee or the relevant Subsidiary Guarantee) to at least the same extent, if any, as the old Indebtedness and (v) if such old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (i) and (ii) of the definition of "Non-recourse Purchase Money Indebtedness."

    "PERMITTED SHORT-TERM INVESTMENTS" means (i) Investments in Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province thereof that is a member of the Federal Reserve System or comparable Canadian system and has capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Indebtedness is rated "A" (or such similar equivalent rating), or higher, according to Moody's or Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc., (iii) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, PROVIDED that (a) all such deposits have been made in such accounts in the ordinary course of business and
(b) such deposits do not at any one time exceed $20.0 million in the aggregate,
(iv) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii),
(v) Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia, or Canada or any Province thereof, with a short-term rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or "R-1" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer) or a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer), (vi) Investments in any money market mutual fund having assets in excess of $250.0 million all of which consist of other obligations of the types described in clauses (i), (ii), (iv) and (v) hereof and
(vii) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-1" (or higher) according to S&P or such similar equivalent rating (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).

    "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; PROVIDED, HOWEVER, that "Preferred Stock" shall not include Redeemable Stock.

    "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

    "PRODUCTION PAYMENTS AND RESERVE SALES" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

    "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

    "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

    "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness of the Issuer or the Company.

    "RESTRICTED PAYMENT" means (i) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock, or any options, warrants or other rights to acquire Capital Stock or Redeemable Stock, of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Indebtedness of the Company or a Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes, the Company Guarantee or the relevant Subsidiary Guarantee, as the case may be, PROVIDED that this clause (iii) shall not include any such payment with respect to (a) any such subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with the provisions of the Indenture described under "-- Certain Covenants -- Limitation on Asset Sales" and to the extent required by the indenture or other agreement or instrument pursuant to which such subordinated Indebtedness was issued or (b) the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition, or (iv) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

    "RESTRICTED SUBSIDIARY" means (i) Canadian Forest Oil Ltd. and (ii) any other Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant to the provision of the Indenture described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries."

    "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

    "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

    "SENIOR INDEBTEDNESS OF THE COMPANY" means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Company Guarantee; provided, however, that Senior Indebtedness of the Company shall not include (i) Indebtedness of the Company to a Subsidiary of the Company (but only so long as such Indebtedness is held by such Subsidiary), (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness Incurred in violation of the Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company,
(v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (vii) Pari Passu or Subordinated Indebtedness of the Company, (viii) Indebtedness of the Company that is represented by

Redeemable Stock, (ix) Indebtedness evidenced by the Company Guarantee and (x) in-kind obligations relating to net oil and gas balancing positions. "SENIOR INDEBTEDNESS OF ANY SUBSIDIARY GUARANTOR" has a correlative meaning; provided that clause (i) above shall be deemed to refer to Indebtedness of any Subsidiary Guarantor to the Company or any Subsidiary of the Company (other than as described in the proviso to clause (i) of the definition of "Senior Indebtedness of the Issuer").

    "SENIOR INDEBTEDNESS OF THE ISSUER" means the obligations of the Issuer with respect to Indebtedness of the Issuer, whether outstanding on the date of the Indenture or thereafter created, Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness of the Issuer shall not include (i) Indebtedness of the Issuer to the Company or any Subsidiary of the Company or the Issuer; provided, that Indebtedness of the Issuer to 611852 Saskatchewan Ltd. in an amount equal to the amount of Indebtedness outstanding at any time under the Canadian Credit Facility shall constitute Senior Indebtedness of the Issuer to the extent that such outstanding Indebtedness under the Canadian Credit Facility is not guaranteed by the Issuer, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness Incurred in violation of the Indenture, (iv) amounts payable or any other Indebtedness to employees of the Issuer or any Subsidiary of the Issuer,
(v) any liability for United States federal, state, local, or Canadian federal or provincial, or other taxes owed or owing by the Issuer, (vi) any Indebtedness of the Issuer that, when Incurred and without regard to any election under
Section 1111(b) of the United States Bankruptcy Code or corresponding provisions of the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangements Act (Canada), was without recourse to the Issuer, (vii) Pari Passu or Subordinated Indebtedness of the Issuer, (viii) Indebtedness of the Issuer that is represented by Redeemable Stock, (ix) Indebtedness evidenced by the Notes and (x) in-kind obligations relating to net oil and gas balancing positions.

    "SIGNIFICANT SUBSIDIARY," means, at any date of determination, (a) the Issuer and (b) any other Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "STATED MATURITY," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer, the Company or a Subsidiary Guarantor that is subordinated or junior in right of payment to the Notes, the Company Guarantee or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

    "SUBSIDIARY" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (a) the first Person, (b) the first Person and one or more of its Subsidiaries or (c) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (a), (b) or (c) above.

    "SUBSIDIARY GUARANTOR" means, unless released from its Subsidiary Guarantee as permitted by the Indenture, any Restricted Subsidiary that becomes a Guarantor of the Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture, until a successor replaces such Restricted Subsidiary pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

    "SUBSIDIARY GUARANTEE" means an unconditional, unsecured senior subordinated Guarantee of the Notes given by any Restricted Subsidiary pursuant to the terms of the Indenture.

    "TRADE ACCOUNTS PAYABLE" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

    "UNRESTRICTED SUBSIDIARY" means (i) each Subsidiary of the Company that the Company has designated pursuant to the provision of the Indenture described under "-- Certain Covenants -- Restricted and Unrestricted Subsidiaries" as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

    "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

    "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Issuer, the Company and the Subsidiary Guarantors will be discharged from all their obligations with respect to the Notes (except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust and its obligations described under "Additional Amounts") upon the deposit in trust for the benefit of the Holders of the Notes of money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes. Such defeasance or discharge may occur only if, among other things, the Issuer or the Company has delivered to the Trustee an Opinion of United States or Canadian Counsel, as appropriate, to the effect that
(i) the Company or the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; (ii) Holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit, defeasance and discharge not occurred; and (iii) the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

    The Indenture provides that if the Issuer takes the actions described below, it and the Company may omit to comply with certain covenants, including those described under "-- Repurchase at the Option of Holders Upon a Change of Control," "-- Certain Covenants" and in clauses (vi) and (vii) under the first paragraph and clauses (vii) and (viii) under the third paragraph of "-- Merger, Consolidation and Sale of

Substantially All Assets," and the occurrence of the Events of Default described below in clauses (iii) and (iv) (with respect to such covenants) and clauses
(v), (vi), (vii) (with respect to Significant Subsidiaries) and (viii)), under "-- Events of Default and Notice" will be deemed not to be or result in an Event of Default. In order to exercise such option, the Issuer or the Company will be required to deposit, in trust for the benefit of the Holders of the Notes, money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indenture and the Notes. The Issuer will also be required, among other things, to deliver to the Trustee an Opinion of United States or Canadian Counsel, as appropriate, to the effect that (i) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; (ii) Holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred; and (iii) that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder. If the Issuer were to exercise this option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, the Issuer would remain liable for such payments.

    If the Issuer exercises either of the options described above, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

EVENTS OF DEFAULT AND NOTICE

    The following are summaries of Events of Default under the Indenture with respect to the Notes: (i) failure to pay any interest on the Notes when due, continued for 30 days; (ii) failure to pay principal of (or premium, if any, on) the Notes when due; (iii) failure to comply with the provisions of the Indenture described under "Merger, Consolidation and Sale of Substantially All Assets;"
(iv) failure to perform any other covenant of the Issuer, the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice to the Issuer from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (v) a default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Non-recourse Purchase Money Indebtedness) which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an amount greater than $5.0 million if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; (viii) the Company Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and the Company Guarantee) or the Company denies or disaffirms its obligations under the Company Guarantee; or (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

    The Indenture provides that if an Event of Default (other than an Event of Default described in clause (vii) above) with respect to the Notes at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (vii) above with respect to the Notes at the time outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

    No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

MODIFICATION OF THE INDENTURE; WAIVER

    The Indenture provides that modifications and amendments of the Indenture may be made by the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee without the consent of any Holders of Notes in certain limited circumstances, including (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole and certain other events specified in the provisions of the Indenture described under "-- Merger, Consolidation and Sale of Substantially All Assets," (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the 1939 Act, (v) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedure set forth in the Indenture and (vii) certain other modifications and amendments as set forth in the Indenture.

    The Indenture contains provisions permitting the Issuer, Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, to execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of outstanding Notes, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time for payment of interest on any Notes, (iii) change the currency in which any amount due in respect of the Notes is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto, (v) reduce the relative ranking of any Notes, (vi) release any security that may have been granted to the Trustee in respect of the Notes, (vii) at any time after a Change of Control or an Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer or Prepayment Offer, (viii) cause the Company, the Issuer or any Subsidiary Guarantor to be required to make any deduction or withholding from payments made under or with respect to the Notes, (ix) make any modification to the provisions of the Indenture described under "-- Additional Amounts" that would adversely affect the rights of the Holders to receive Additional Amounts as described thereunder, or (x) make certain other significant amendments or modifications as specified in the Indenture.

    The Holders of at least a majority in principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of at least a majority in principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holders of each outstanding Note.

NOTICES

    Notices to Holders of the Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

GOVERNING LAW

    The Indenture and the Notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

CONSENT TO JURISDICTION AND SERVICE

    The Indenture provides that each of the Issuer, the Company and each Subsidiary Guarantor will irrevocably appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such jurisdiction.

TRUSTEE

    State Street Bank & Trust Company is the Trustee under the Indenture. The Trustee maintains normal banking relationships with the Company and its Subsidiaries and may perform certain services for and transact other business with the Company and its Subsidiaries from time to time in the ordinary course of business.

      CERTAIN UNITED STATES AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The information included in this Prospectus with respect to United States Federal income tax considerations has been passed on for the Company by Ernst & Young LLP, independent certified public accountants and with respect to Canadian Federal income tax considerations has been passed on for the Company by Ernst & Young Chartered Accountants.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of the principal United States Federal income tax consequences of the receipt, ownership and disposition of the Exchange Notes to original purchasers thereof that, except as noted below, are United States Holders (as defined below) and that receive the Exchange Notes by tendering Old Notes and receiving Exchange Notes pursuant to the Exchange Offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Exchange Notes and is limited to initial purchasers who hold the Exchange Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers in light of their personal circumstances or to certain types of initial purchasers (such as certain financial institutions, insurance companies, tax-exempt entities or dealers in securities) and also does not discuss Exchange Notes held as a hedge against currency risks or as part of a straddle, as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of an Exchange Note and one or more other investments, or held by a holder whose functional currency is not the US dollar.

    INITIAL PURCHASERS OF OLD NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OLD NOTES AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF ANY UNITED STATES FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

    As used herein, the term "United States Holder" means a holder of an Exchange Note who is an initial purchaser that is, for United States Federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof (including the District of Columbia), (iii) an estate the income of which is includable in gross income for United States Federal income tax purposes regardless of its source, or (iv) a trust if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of such trust.

    TAXATION OF INTEREST. Interest paid or accrued on an Exchange Note, including any Additional Amounts paid as a result of the imposition of Canadian withholding taxes (see "Description of the Notes--Canadian Withholding Taxes"), will be taxable to a United States Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such United States Holder's regular method of accounting for United States Federal income tax purposes.

    EXCHANGE OFFER. The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable exchange. Consequently, a United States Holder should not recognize taxable income or loss as a result of exchanging an Old Note for an Exchange Note pursuant to the Exchange

Offer. The holding period of an Exchange Note will include the holding period of the Old Note and the basis of the Exchange Note will be the same as the basis of the Old Note immediately before the exchange.

    The Issuer will be required to pay additional cash interest on the Old Notes and the Exchange Notes if it fails to comply with certain of its Obligations under the Registration Agreement (see "Exchange Offer; Registration Rights"). Such additional interest should be taxable to a United States Holder as ordinary income at the time it accrues or is received, in accordance with each such United States Holder's method of tax accounting. It is possible, however, that the Internal Revenue Service (the "IRS") may take a different position, in which case United States Holders might be required to include such additional interest in income prior to its receipt (regardless of their usual method of tax accounting).

    SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES. Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of an Exchange Note, a United States Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States Holder's tax basis in the Exchange Note.

    Gain or loss recognized on the disposition of an Exchange Note generally will be capital gain or loss. In the case of a United States Holder who is an individual, such capital gain generally will be subject to tax at a 28% rate if the Exchange Note (including the time period the Old Note was held) has been held for more than 12 months but not more than 18 months, and a maximum capital gains rate of 20% will apply if the Exchange Note (including the time period the Old Note was held) has been held for more than 18 months.

    FOREIGN TAX CREDIT CONSIDERATIONS. Interest (including Additional Amounts) will constitute income from sources without the United States for United States foreign tax credit purposes. Payment of interest on the Exchange Notes to a United States Holder with whom the Issuer deals at arm's length will not be subject to Canadian withholding taxes (see "Certain Canadian Income Tax Considerations"). If, however, the cash interest payments on the Exchange Notes become subject to Canadian withholding taxes, United States Holders will be treated as having actually received the amount of such taxes withheld and as having paid such amount to the Canadian taxing authorities. As a result, the amount of interest income included in gross income by a United States Holder will generally be greater than the amount of cash actually received by the United States Holder from the Issuer with respect to such interest income. A United States Holder may be able, subject to generally applicable limitations, to claim a foreign tax credit or take a deduction for Canadian withholding taxes imposed on interest payments (including Additional Amounts). Interest income (including Additional Amounts) generally will constitute "passive income" or "financial services income" for foreign tax credit purposes. If, however, Canadian withholding tax is imposed at a rate of 5% or more, such income will constitute "high withholding tax interest."

    Gain on the sale, redemption or other taxable disposition of an Exchange Note will generally constitute United States source income for United States foreign tax credit purposes. Present law is unclear regarding the allocation of a loss recognized by a United States Holder on such a sale, redemption or other taxable disposition. Under proposed Treasury regulations, any capital loss recognized by a United States Holder would be allocated against foreign source income and may thus reduce the United States Holder's ability to claim foreign tax credits.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on an Exchange Note and to proceeds from the sale or other disposition of an Exchange Note before maturity. The Issuer, its agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if a United States Holder fails to furnish its taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such United States Holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain United States Holders, including all corporations, are not subject to backup withholding and information reporting requirements. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States Federal income tax and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

    The following discussion is limited to the United States Federal income tax consequences relevant to a holder of an Exchange Note that is not a United States Holder (a "Non-U.S. Holder").

    PAYMENT OF INTEREST ON EXCHANGE NOTES. Payment of interest (including Additional Amounts) by the Issuer on the Exchange Notes will be exempt from United States Federal income and withholding tax if paid to a Non-U.S. Holder unless such Non-U.S. Holder has an office or other fixed place of business in the United States to which the interest income is attributable and such income is either derived in the active conduct of a banking, financing or similar business within the United States or received by a corporation, the principal business of which is the trading in stock or securities for its own account.

    SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES. A Non-U.S. Holder generally will not be subject to United States Federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of an Exchange Note unless (i) the gain is treated as effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, redemption, retirement at maturity or other disposition of the Exchange Note and certain other conditions are met.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is, as of the date hereof, a summary of the principal Canadian federal income tax consequences to a holder (other than an Initial Purchaser) of Exchange Notes who acquires such Exchange Notes pursuant to the Exchange Offer and who, for purposes of the INCOME TAX ACT (Canada)(the "ITA") and at all relevant times, is not resident in Canada. This summary is based on the current provisions of the ITA and the regulations thereunder, the current published administrative practices of Revenue Canada, and all specific proposals to amend the ITA and the regulations announced by or on behalf of the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EXCHANGE NOTES. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, HOLDING AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICATION AND EFFECT OF CANADIAN FEDERAL, PROVINCIAL, TERRITORIAL, AND LOCAL TAX LAWS.

    The payment by the Issuer of interest, principal or premium, if any, on the Exchange Notes to a holder who is not resident in Canada and with whom the Issuer deals at arm's length within the meaning of the ITA will be exempt from Canadian withholding tax. For the purposes of the ITA, related persons (as therein defined) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length.

    No other taxes on income (including taxable capital gains) will be payable under the ITA in respect of the holding, redemption or disposition of the Exchange Notes by holders who are neither residents nor deemed to be residents of Canada for the purposes of ITA and who do not use or hold and are not deemed by such laws to use or hold the Exchange Notes in carrying on business in Canada for the purposes of the ITA, except that in certain circumstances holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

    The Company and the Issuer have agreed pursuant to a Registration Agreement (the "Registration Agreement") with the Initial Purchaser, for the benefit of the Holders of the Old Notes, that the Company and the Issuer will, at the Company's cost, use their reasonable best efforts to (i) file a registration statement (the "Exchange Offer Registration Statement") within 75 days after the date of the original issuance of the Old Notes with the Commission with respect to a registered offer to exchange the Old Notes for the Exchange Notes having terms substantially identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 135 days after the date of the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer the Exchange Notes in the Exchange Offer. The Company and the Issuer will use their reasonable best efforts to keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Old Notes. For each Old Note surrendered to the Issuer pursuant to the Registered Exchange Offer, the Holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such Old Note, from the date of its original issue. Under existing Commission interpretations, the Exchange Notes would be freely transferable by Holders other than affiliates of the Issuer after the Registered Exchange Offer without further registration under the Securities Act if the Holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Issuer, as such terms are interpreted by the Commission; PROVIDED that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Agreement, the Company and the Issuer are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

    A Holder of Old Notes (other than certain specified Holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Issuer, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    In the event that (i) applicable interpretations of the staff of the Commission do not permit the Company and the Issuer to effect such a Registered Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 120 days after the date of the original issuance of the Old Notes or the Registered Exchange Offer is not consummated within 150 days after the date of the original issuance of the Old Notes, (iii) the Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer or the Initial Purchaser does not receive freely tradeable Exchange Notes in the Registered Exchange Offer or (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or such Holder does not receive freely tradeable Exchange Notes in the Registered Exchange Offer other than by reason of such Holder being an affiliate of the Issuer (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Notes shall not result in such Exchange Notes being not "freely tradeable"), the Company and the Issuer will, at the Company's cost, use their reasonable best efforts to (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Old Notes or the Exchange Notes, as the case may be, (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until two years after its effective date (or until one year after such effective date if such Shelf Registration Statement is filed at the request of an Initial Purchaser). The Company and the Issuer will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the Exchange Notes, as the case may be. A Holder selling such Old Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security Holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such Holder (including certain indemnification obligations).

    In the event that (a) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 75th day following the date of the original issuance of the Old Notes,
(b) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 135th day following the date of the original issuance of the Old Notes, (c) either the Exchange Offer has not been consummated or a Shelf Registration Statement has not been declared effective on or prior to the 165th day following the date of the original issuance of the Old Notes or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Notes or Exchange Notes in accordance with and during the periods specified in the Registration Agreement (each such event referred to in clauses (a) through (d) a "Registration Default"), interest ("Special Interest") will accrue on the Old Notes and the Exchange Notes (in addition to the stated interest on the Old Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Special Interest will accrue at a rate of 0.5% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.5% per annum.

    All accrued Special Interest shall be paid to Holders of the Old Notes in the same manner in which payments of other interest are made pursuant to the Indenture. See "Description of the Notes -- General."

    The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is available upon request to the Company.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer and the Company have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Agreement (including certain indemnification rights and obligations).

    Neither the Issuer nor the Company will receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Agreement to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and to indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                       TRANSFER RESTRICTIONS ON OLD NOTES

OFFERS AND SALES BY THE INITIAL PURCHASERS

    The Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Old Notes were offered and sold only (i) to "qualified institutional buyers" (as defined in Rule 144A) ("QIBs") in compliance with Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) ("Institutional Accredited Investors") that, prior to their purchase of the Old Notes, delivered to the Initial Purchaser a letter containing certain representations and agreements and (iii) outside the United States to persons other than U.S. persons ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust), in reliance upon Regulation S. Each foreign purchaser that was a purchaser of Offered Notes from the Initial Purchaser (an "Initial Foreign Purchaser") was required to sign a certificate in the form provided by the Initial Purchaser.

    By its purchase of Old Notes, each purchaser of Old Notes was deemed to:

        1. represent that it was purchasing such Old Notes for its own account or an account with respect to which it exercised sole investment discretion and that it and any such account is (i) a QIB, and was aware that the sale to it was being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above);

        2. acknowledge that the Old Notes had not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

        3. if it is a person other than a foreign purchaser outside the United States, agree that if it should resell or otherwise transfer the Old Notes within two years after the Closing Date or within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Issuer, it would do so only (i) to the Issuer or the Company or any subsidiary thereof, (ii) to a QIB in compliance with Rule 144A, (iii) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Old Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act (provided that holders of interests in the Temporary Regulation S Note shall not be permitted to transfer any interest therein to an Institutional Accredited Investor pursuant to this clause (iii) prior to the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act)), (iv) outside the United States in compliance with Rule 904 under the Securities Act, other than in Canada or to or for the benefit of a resident of Canada prior to 40 days following the original issue of the Old Notes except pursuant to a prospectus qualifying the Offered Notes for sale under the securities law in any province or territory of Canada in which such purchaser resides or an exemption from the prospectus requirements of such laws, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. Each Institutional Accredited Investor that was not a QIB and that was an original purchaser of the Old Notes was required to sign an agreement to the foregoing effect. Subject to the procedures set forth under "Description of the Notes -- Book-Entry System," prior to any proposed transfer of the Old Notes (otherwise than pursuant to an effective registration statement) within two years after the issuance of the Old Notes or within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Issuer, the Holder thereof must check the appropriate box set forth on the reverse of its Old Note relating to the manner of such transfer and submit the Old Notes to the Trustee;

        4. agreed that it would deliver to each person to whom it transfers Old Notes notice of any restrictions on transfer of such Old Notes;

        5. if it was a foreign purchaser outside the United States, (i) understood that the Old Notes will be represented by the Temporary Regulation S Global Note and the Regulation S Global Note and that transfers are restricted as described under "Description of the Notes -- Book-Entry System" and (ii) represented and agreed that it will not sell short or otherwise sell, transfer or dispose of the economic risk of the Old Notes into the United States or to a U.S. person. If it is a QIB, it understands that the Old Notes offered in reliance on Rule 144A will be represented by the Rule 144A Global Notes. Before any interest in the Rule 144A Global Notes may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Trustee with a written certification (the form of which certification can be obtained from the Trustee) as to compliance with the transfer restriction referred to above;

        6. understood that until registered under the Securities Act, the Old Notes (other than those issued to foreign purchasers after the expiration of the 40-day period referred to above or in substitution or exchange therefor) will bear a legend to the following effect unless otherwise agreed by the Issuer and the Holder thereof:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
    NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE OR WITHIN THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS NOTE PURSUANT TO THIS CLAUSE (C) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO 40 DAYS FOLLOWING THE ORIGINAL ISSUE OF THIS NOTE EXCEPT PURSUANT TO A PROSPECTUS QUALIFYING THE NOTES FOR SALE UNDER THE SECURITIES LAW IN ANY PROVINCE OR TERRITORY OF CANADA IN WHICH SUCH PURCHASER RESIDES OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH LAWS, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
    (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE OR WITHIN THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND

    SUBMIT THIS NOTE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

        7. represented that it (i) was able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Old Notes and (iii) had the ability to bear the economic risks of its prospective investment and could afford the complete loss of such investment.

        8. acknowledged that the Issuer, the Company and the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the acknowledgments, representations or warranties deemed to have been made by it by its purchase of Offered Notes is no longer accurate, it shall promptly notify the Issuer, the Company and the Placement Agent. If it was acquiring Old Notes as a fiduciary or agent for one or more investor accounts, represent that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

    Any Old Notes not exchanged in the Exchange Offer for Exchange Notes will continue to be subject to the transfer restrictions described above.

                                 LEGAL MATTERS

    The validity of the issuance of the Exchange Notes offered hereby will be passed on for the Company by Vinson & Elkins L.L.P., Houston, Texas and for the Issuer by Bennett Jones Vechere, Calgary, Alberta.

                                    EXPERTS

    The consolidated financial statements of Forest Oil Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of ATCOR Resources Ltd., which appear in the Current Report of Form 8-K/A of Forest Oil Corporation dated January 28, 1997, have been incorporated by reference herein in reliance upon the report dated February 1, 1996 of Price Waterhouse, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Price Waterhouse is a Canadian partnership, resident in Canada.

    The audited statement of oil and gas revenue and direct operating and production expenses of Forest Oil Corporation's interest in certain oil and gas producing properties for the year ended December 31, 1997, which appears in Form 8-K/A of Forest Oil Corporation dated February 3, 1998, incorporated by reference in this Prospectus, has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    Forest's U.S. reserve estimates, which appear in the 1997 Form 10-K, have been reviewed by Ryder Scott Company and are incorporated herein by reference in reliance upon the authority of said firm as experts in petroleum engineering.

    The reserve estimates of Canadian Forest Oil Ltd., which appear in the 1997 Form 10-K, have been prepared by McDaniel & Associates Ltd. and are incorporated herein by reference in reliance upon the authority of said firm as experts in petroleum engineering.

    The reserve estimates of Saxon, which appear in the 1997 Form 10-K, have been prepared by Fekete & Associates, Inc. and are incorporated herein by reference in reliance upon the authority of said firm as experts in petroleum engineering.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    CANADIAN FOREST OIL LTD. The Board of Directors of Canadian Forest Oil Ltd. ("Canadian Forest") has enacted By-law No. 1 as confirmed by the shareholder of Canadian Forest, which includes provision for the protection of directors and officers subject to the provisions of the Business Corporations Act (Alberta). The provisions of By-law No. 1 as affected by the Business Corporations Act (Alberta) may be summarized as follows:

    (a) except in respect of an action by or on behalf of Canadian Forest or of a body corporate of which Canadian Forest is or was a shareholder to procure a judgment in its favour, Canadian Forest may indemnify a director or officer of Canadian Forest, a former director of officer of Canadian Forest or a person who acts or acted at Canadian Forest's request as a director or officer of a body corporate of which Canadian Forest is or was a shareholder or creditor, from and against any liability in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of officer, provided such director or officer acted honestly and in good faith with a view to the best interests of Canadian Forest and in the case of criminal or administrative action or proceedings that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful;

    (b) a director or officer or other person referred to in (a) above is entitled to indemnity from Canadian Forest, (in certain circumstances, only with the approval of the Court of Queen's Bench of Alberta) in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any proceeding to which he is made a party provided such person seeking indemnification is substantially successful on the merits in his defense of such proceedings, he fulfills the conditions set forth in (a) above and is fairly and reasonably entitled to indemnity; and

    (c) Canadian Forest may purchase and maintain insurance for the benefit of each director and officer against any liability incurred by him in his capacity as a director or officer of Canadian Forest or another body corporate except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of Canadian Forest or such other body corporate, as the case may be.

    As permitted and for the purposes described in paragraph (c) above, Canadian Forest has purchased and maintains insurance with such authorization. Directors and officers of Canadian Forest are insured, subject to all the terms, conditions and exclusions of the policy, against certain liabilities incurred by them in their capacity as directors and officers of Canadian Forest and its subsidiaries. This insurance provides for an annual limit for liability and reimbursement of payments of US $25,000,000. The deductible applicable to reimbursement of Canadian Forest is US $100,000, ($200,000 per occurrence in respect of securities claims) and there is no deductible applicable to individual directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

    FOREST OIL CORPORATION. Sections 721 through 724 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

    Article IX of the By-laws of Forest Oil Corporation contains very broad indemnification provisions which permit the corporation to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

    Article IX of the By-laws may only be amended prospectively. In addition, the Company cannot, except by elimination or amendment of such section of the By-laws, limit the rights of any indemnified person to indemnity or advancement of expenses provided in accordance with this By-law. It also permits the indemnified person to sue the Company for indemnification, shifting the burden of proof to the Company to prove that the indemnified person has not met the standards of conduct required for indemnification and requires the Company to pay the costs of such suit if the indemnified person is successful.

    The Restated Certificate of Incorporation of the Company limits the personal liability of the Company's directors to the fullest extent permitted under the BCL.

    Additionally, the BCL was amended in 1987 to allow New York corporations to limit or eliminate director's liability for certain breaches of duty. The Restated Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its shareholders for damages for any breach of duty in such a capacity unless a judgment or other final adjudication adverse to the director establishes that:

    (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or

    (b) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or

    (c) the director's act violated Section 719 of the BCL.

    A director's liability for any act or omission prior to the adoption of the amendment to the BCL to eliminate director's liability for certain breaches of duty shall not be eliminated or limited by virtue thereof and any repeal or modification of the foregoing provisions of, or the adoption of any provision of, the Restated Certificate of Incorporation inconsistent with the BCL shall not adversely affect any right, immunity or protection of director existing thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification or the adoption of such inconsistent provision.

    If the BCL is subsequently amended to permit the further elimination or limitation of the personal liability of a director, then the liability of the director shall be eliminated or limited to the fullest extent permitted by the BCL as so amended.

    The Company has insurance coverage which protects directors and officers of Forest Oil Corporation and its subsidiaries against judgments, settlements and legal costs incurred because of actual or alleged errors or omissions in connection with their activities as directors or officers of Forest Oil Corporation and its subsidiaries. One of the policies is a Directors and Officers Liability and Corporation Reimbursement Policy, which covers the period July 25, 1997 to July 25, 1998. Where Forest Oil Corporation or its subsidiaries indemnifies covered directors and officers, Forest Oil Corporation is responsible for a $100,000 ($200,000 for securities claims) deductible per loss. The maximum annual cumulative policy limit is $25 million.

    The Company also has Pension Trust Liability coverage as respects Forest Oil Corporation Pension Trust and the Retirement Savings Plan. It covers legal liability and defense of Plan sponsors and fiduciaries for certain claims based upon actual or alleged Breach of Fiduciary Duty (as defined in the policy) as respects the covered benefit plans. The coverage limit is $10 million (annual cumulative policy limit) and is subject to a deductible of $100,000 for each loss when indemnifiable by Forest Oil Corporation and its subsidiaries.

    These policies contain exclusions commonly found in such insurance policies including, but not limited to, exclusions for claims based on fines and penalties imposed by law or other matters deemed uninsurable by law, claims brought by one insured against another insured, claims based upon or attributable to an officer or director gaining any personal profit or advantage to which he or she is not legally entitled, adjudicated acts of active or deliberate dishonesty, and claims based upon attempts (whether alleged or actual, successful or unsuccessful) by persons to acquire securities of the Company against the opposition of the Company's Board of Directors and in connection with which the Company acquires its securities from such persons at a price not available to all other shareholders or gives consideration to such persons to terminate such attempts. Also excluded are those attempts (whether alleged or actual, successful or unsuccessful) by the Company to acquire its securities at a premium over the then existing market price other than pursuant to an offer to all of the holders of that class.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person thereof in connection with the securities being registered (and the Securities and Exchange Commission is still of the same opinion), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following instruments and documents are included or incorporated by reference as Exhibits to this Registration Statement.

Exhibit 3(i)       Restated Certificate of Incorporation of Forest Oil Corporation dated
                   October 14, 1993, incorporated herein by reference to Exhibit 3(i) to
                   Form 10-Q for Forest Oil Corporation for the quarter ended September 30,
                   1993 (File No. 0-4597).

Exhibit 3(i)(a)    Certificate of Amendment of the Restated Certificate of Incorporation
                   dated as of July 20, 1995, incorporated herein by reference to Exhibit
                   3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended
                   June 30, 1995 (File No. 0-4597).

Exhibit 3(i)(b)    Certificate of Amendment of Restated Certificate of Incorporation dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b)
                   to Form 10-Q for Forest Oil Corporation for the quarter ended June 30,
                   1995 (File No. 0-4597).

Exhibit 3(i)(c)    Certificate of Amendment of the Restated Certificate of Incorporation
                   dated as of January 5, 1996, incorporated herein by reference to Exhibit
                   3(i)(c) to Forest Oil Corporation's Registration Statement on Form S-2
                   (File No. 33-64949).

Exhibit 3(ii)      Restated By-Laws of Forest Oil Corporation as of May 9, 1990, Amendment
                   No. 1 to By-Laws dated as of April 2, 1991, Amendment No. 2 to By-Laws dated as of May 8, 1991, Amendment No. 3 to By-Laws dated as of July 30,
                   1991, Amendment No. 4 to By-Laws dated as of January 17, 1992, Amendment
                   No. 5 to By-Laws dated as of March 18, 1993 and Amendment No. 6 to
                   By-Laws dated as of September 14, 1993, incorporated herein by reference to Exhibit 3(ii) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

Exhibit 3(ii)(a)   Amendment No. 7 to By-Laws dated as of December 3, 1993, incorporated herein by reference to Exhibit 3(ii)(a) to Form 10-K for Forest Oil
                   Corporation for the year ended December 31, 1993 (File No. 0-4597).

Exhibit 3(ii)(b)   Amendment No. 8 to By-Laws dated as of February 24, 1994, incorporated herein by reference to Exhibit 3(ii)(b) to Form 10-K for Forest Oil
                   Corporation for the year ended December 31, 1993 (File No. 0-4597).

Exhibit 3(ii)(c)   Amendment No. 9 to By-Laws dated as of May 15, 1995, incorporated herein by reference to Exhibit 3(ii)(c) to Form 10-Q for Forest Oil Corporation
                   for the quarter ended June 30, 1995 (File No. 0-4597).

Exhibit 3(ii)(d)   Amendment No. 10 to By-Laws dated as of July 27, 1995, incorporated herein by reference to Exhibit 3(ii)(d) to Form 10-Q for Forest Oil
                   Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

Exhibit 3(iii)     Articles of Amalgamation of Canadian Forest Oil Ltd., incorporated herein by reference to Exhibit 3(iii) to Forest Oil Corporation's
                   Registration Statement on Form S-4 (File No. 333-39255).

Exhibit 3(iv)      Bylaws of Canadian Forest Oil Ltd., incorporated herein by reference to
                   Exhibit 3(iv) to Forest Oil Corporation's Registration Statement on Form
                   S-4 (File No. 333-39255).

Exhibit 4.1        Indenture dated as of September 29, 1997 among Canadian Forest Oil Ltd., as Issuer, Forest Oil Corporation, as Guarantor, and State Street Bank
                   and Trust, as Trustee, incorporated herein by reference to Exhibit 4.1 to Forest Oil Corporation's Registration Statement on Form S-4 (File No.
                   333-39255).

*Exhibit 4.2       Registration Agreement dated February 2, 1998 by and among Canadian
                   Forest Oil Ltd., Forest Oil Corporation and Morgan Stanley & Co.
                   Incorporated.

Exhibit 4.3        Third Amended and Restated Credit Agreement dated as of January 31, 1997 between Forest Oil Corporation and Subsidiary Guarantors and The Chase
                   Manhattan Bank, as agent, incorporated herein by reference to Exhibit
                   4.7 to Form 10-K for Forest Oil Corporation for the year ended December
                   31, 1997 (File No. 0-4597).

Exhibit 4.5        Deed of Trust, Mortgage, Security Agreement, Assignment of Production,
                   Financing Statement (Personal Property including Hydrocarbons), and
                   Fixture Filing dated as of December 1, 1993, incorporated herein by reference to Exhibit 4.6 to Form 10-K for Forest Oil Corporation for the
                   year ended December 31, 1993 (File No. 0-4597).

Exhibit 4.6        Amendment No. 1 dated as of June 3, 1994 to the Deed of Trust, Mortgage,
                   Security Agreement, Assignment of Production, Financing Statement
                   (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The Chase
                   Manhattan Bank (National Association), as agent, incorporated herein by reference to Exhibit 4.9 of Form 10-K for Forest Oil Corporation for the
                   year ended December 31, 1994 (File No. 0-4597).

Exhibit 4.7        Amendment No. 2 dated as of August 31, 1995 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The
                   Chase Manhattan Bank (National Association), as agent, incorporated herein by reference to Exhibit 4.14 to Form 10-K for Forest Oil
                   Corporation for the year ended December 31, 1995 (File No. 0-4597).

Exhibit 4.8        Amendment No. 2 dated as of January 31, 1997 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of June 3, 1994 between Forest Oil Corporation and The Chase
                   Manhattan Bank, as agent, incorporated herein by reference to Exhibit
                   4.8 to Form 10-K for Forest Oil Corporation for the year ended December
                   31, 1996 (File No. 0-4597).

Exhibit 4.9        Amendment No. 3 dated as of January 31, 1997 to the Deed of Trust,
                   Mortgage, Security Agreement, Assignment of Production, Financing
                   Statement (Personal Property including Hydrocarbons) and Fixture Filing dated as of December 1, 1993 between Forest Oil Corporation and The
                   Chase Manhattan Bank, as agent, incorporated herein by reference to
                   Exhibit 4.9 to Form 10-K for Forest Oil Corporation for the year ended
                   December 31, 1996 (File No. 0-4597).

Exhibit 4.9.1      Amendment No. 4 dated as of February 3, 1998 to Deed of Trust, Mortgage,
                   Security Agreement, Assignment of Production, Financing Statement
                   (Personal Property including Hydrocarbons and Fixture Filing dated as of
                   December 1, 1993 between Forest Oil Corporation and The Chase Manhattan
                   Bank, as agent, incorporated herein by reference to Exhibit 4.13 to Form
                   10-K for Forest Oil Corporation for the year ended December 31, 1997
                   (File No. 0-4597).

Exhibit 4.9.2      Amendment No. 5 dated as of February 3, 1998 to Deed of Trust, Mortgage,
                   Security Agreement, Assignment of Production, Financing Statement
                   (Personal Property including Hydrocarbons and Fixture Filing dated as of
                   December 1, 1993 between Forest Oil Corporation and The Chase Manhattan
                   Bank, as agent), incorporated herein by reference to Exhibit 4.14 to
                   Form 10-K for Forest Oil Corporation for the year ended December 31,
                   1997 (File No. 0-4597).

Exhibit 4.10       Deed of Trust, Mortgage, Security Agreement, Assignment of Production,
                   Financing Statement (Personal Property including Hydrocarbons) and
                   Fixture Filing dated as of June 3, 1994 between Forest Oil Corporation and The Chase Manhattan Bank (National Association), as agent, incorporated herein by reference to Exhibit 4.9 of Form 10-K for Forest
                   Oil Corporation for the year ended December 31, 1994 (File No. 0-4597).

Exhibit 4.11       Amendment No. 1 dated as of August 31, 1995 to Deed of Trust, Mortgage,
                   Security Agreement, Assignment of Production, Financing Statement
                   (Personal Property including Hydrocarbons), and Fixture Filing dated
                   June 3, 1994, incorporated herein by reference to Exhibit 4.16 on Form
                   10-K for Forest Oil Corporation for the year ended December 31, 1995
                   (File No. 0-4597).

Exhibit 4.12       Second Amended and Restated Credit Agreement dated as of April 1, 1997 among 611852 Saskatchewan Ltd. and The Chase Manhattan Bank of Canada,
                   as Administrative Agent, incorporated herein by reference to Exhibit
                   4.14 to Forest Oil Corporation's Registration Statement on Form S-4
                   (File No. 333-39255).

Exhibit 4.12.1     Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 19, 1997, incorporated herein by reference to Exhibit 4.14.1 to Forest Oil Corporation's Registration Statement on Form S-4 (File No.
                   333-39255).

Exhibit 4.12.2     Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of September 26, 1997, incorporated herein by reference to Exhibit
                   4.14.2 to Forest Oil Corporation's Registration Statement on Form S-4
                   (File No. 333-39255).

Exhibit 4.13       Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Canadian Forest Oil Ltd. and Subsidiary Borrowers and 611852
                   Saskatchewan Ltd., incorporated herein by reference to Exhibit 4.15 to
                   Forest Oil Corporation's Registration Statement on Form S-4 (File No.
                   333-39255).

Exhibit 4.13.1     Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 19, 1997, incorporated herein by reference to Exhibit 4.15.1 to Forest Oil Corporation's Registration Statement on Form S-4 (File No.
                   333-39255).

Exhibit 4.13.2     Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of September 26, 1997, incorporated herein by reference to Exhibit
                   4.15.2 to Forest Oil Corporation's Registration Statement on Form S-4
                   (File No. 333-39255).

Exhibit 4.14       Second Amended and Restated Security Agreement dated as of January 31,
                   1997 between Forest Oil Corporation, the Subsidiary Guarantors named therein and The Chase Manhattan Bank, as agent, incorporated herein by reference to Exhibit 4.16 to Forest Oil Corporation's Registration
                   Statement on Form S-4 (File No. 333-39255).

Exhibit 4.15       Pledge Agreement dated as of August 19, 1997 between 3189503 Canada Ltd.
                   and The Chase Manhattan Bank, incorporated herein by reference to
                   Exhibit 4.17 to Forest Oil Corporation's Registration Statement on Form
                   S-4 (File No. 333-39255).

Exhibit 4.16       Guarantee dated as of August 19, 1997 by Forest Oil Corporation and The
                   Chase Manhattan Bank, incorporated herein by reference to Exhibit 4.18 to Forest Oil Corporation's Registration Statement on Form S-4 (File No.
                   333-39255).

Exhibit 4.17       Third Security Confirmation, Amendment and Supplemental Debenture
                   Agreement made as of August 19, 1997 among Canadian Forest Oil Ltd.,
                   Producers Marketing Ltd., 3189503 Canada Ltd., 611852 Saskatchewan Ltd.,
                   Forest Oil Corporation and The Chase Manhattan Bank, incorporated herein by reference to Exhibit 4.19 to Forest Oil Corporation's Registration
                   Statement on Form S-4 (File No. 333-39255).

Exhibit 4.18       Second Security Confirmation, Amendment and Supplemental Debenture
                   Agreement made as of April 1, 1997 among Canadian Forest Oil Ltd.,
                   Producers Marketing Ltd., 3189503 Canada Ltd., 611852 Saskatchewan Ltd.,
                   Forest Oil Corporation and The Chase Manhattan Bank, incorporated herein by reference to Exhibit 4.20 to Forest Oil Corporation's Registration
                   Statement on Form S-4 (File No. 333-39255).

Exhibit 4.19       Guarantee and Pledge Agreement dated as of April 1, 1997 between 3189503
                   Canada Ltd. and 611852 Saskatchewan Ltd., incorporated herein by reference to Exhibit 4.21 to Forest Oil Corporation's Registration
                   Statement on Form S-4 (File No. 333-39255).

Exhibit 4.20       Limited Recourse Secured Guarantee dated as of April 1, 1997 between
                   Forest Oil Corporation and 611852 Saskatchewan Ltd., incorporated herein by reference to Exhibit 4.22 to Forest Oil Corporation's Registration
                   Statement on Form S-4 (File No. 333-39255).

Exhibit 4.21       Limited Recourse Demand Debenture and Negative Pledge issued as of April
                   1, 1997 by Forest Oil Corporation to 611852 Saskatchewan Ltd.,
                   incorporated herein by reference to Exhibit 4.23 to Forest Oil
                   Corporation's Registration Statement on Form S-4 (File No. 333-39255).

Exhibit 4.22       Deposit Agreement made as of April 1, 1997 by Forest Oil Corporation in favor of 611852 Saskatchewan Ltd., incorporated herein by reference to
                   Exhibit 4.24 to Forest Oil Corporation's Registration Statement on Form
                   S-4 (File No. 333-39255).

*Exhibit 5.1       Opinion of Bennett Jones Verchere

*Exhibit 5.2       Opinion of Vinson & Elkins L.L.P.

*Exhibit 5.3       Opinion of Ernst & Young as to tax matters

*Exhibit 5.4       Opinion of Ernst & Young, Chartered Accountants

*Exhibit 23.1      Consent of KPMG Peat Marwick LLP.

*Exhibit 23.2      Consent of Ryder Scott Company.

*Exhibit 23.3      Consent of McDaniel & Associates Ltd.

*Exhibit 23.4      Consent of Fekete & Associates, Inc.

*Exhibit 23.5      Consent of Bennett Jones Verchere (included in Exhibit 5.1 hereto).

*Exhibit 23.6      Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2 hereto).

*Exhibit 23.7      Consent of Ernst & Young (included in Exhibit 5.3 hereto).

*Exhibit 23.8      Consent of Ernst & Young, Chartered Accountants (included in Exhibit 5.4 hereto).

*Exhibit 23.9      Consent of Price Waterhouse.

*Exhibit 23.10     Consent of Arthur Andersen LLP.

*Exhibit 24.1      Powers of Attorney (included on the signature page hereto).

*Exhibit 25.1      Statement of Eligibility of State Street Bank and Trust Company.

Exhibit 99.1       Form of Letter of Transmittal, incorporated herein by reference to
                   Exhibit 99.1 to Forest Oil Corporation's Registration Statement on Form
                   S-4 (File No. 333-39255).

------------------------

*   Filed herewith.

ITEM 22.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Canadian Forest Oil Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, on April 15, 1998.

                                CANADIAN FOREST OIL LTD.

                                By:             /s/ ARTHUR C. EASTLY
                                     ------------------------------------------
                                                  Arthur C. Eastly
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte, V. Bruce Thompson and Daniel L. McNamara, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ARTHUR C. EASTLY
------------------------------  President and Chief           April 15, 1998
       Arthur C. Eastly           Executive Officer

     /s/ RONALD E. PRATT        Vice President, Finance
------------------------------    (Principal Financial and    April 15, 1998
       Ronald E. Pratt            Accounting Officer)

     /s/ DANIEL L. BAXTER
------------------------------  Director                      April 15, 1998
       Daniel L. Baxter

    /s/ ROBERT S. BOSWELL
------------------------------  Director                      April 15, 1998
      Robert S. Boswell

     /s/ WILLIAM L. DORN
------------------------------  Director                      April 15, 1998
       William L. Dorn

     /s/ ARTHUR C. EASTLY
------------------------------  Director                      April 15, 1998
       Arthur C. Eastly

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Forest Oil Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 15, 1998.

                                FOREST OIL CORPORATION

                                By:             /s/ WILLIAM L. DORN
                                     ------------------------------------------
                                                  William L. Dorn
                                               CHAIRMAN OF THE BOARD

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte, V. Bruce Thompson and Daniel L. McNamara, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ ROBERT S. BOSWELL
------------------------------  President and Chief           April 15, 1998
      Robert S. Boswell           Executive Officer

                                Vice President and Chief
      /s/ DAVID H. KEYTE          Financial Officer
------------------------------    (Principal Financial        April 15, 1998
        David H. Keyte            Officer)

      /s/ JOAN C. SONNEN
------------------------------  Controller (Principal         April 15, 1998
        Joan C. Sonnen            Accounting Officer)

    /s/ PHILIP F. ANSCHUTZ
------------------------------  Director                      April 15, 1998
      Philip F. Anschutz

    /s/ ROBERT S. BOSWELL
------------------------------  Director                      April 15, 1998
      Robert S. Boswell

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ WILLIAM L. BRITTON
------------------------------  Director                      April 15, 1998
      William L. Britton

   /s/ CORTLANDT S. DIETLER
------------------------------  Director                      April 15, 1998
     Cortlandt S. Dietler

     /s/ WILLIAM L. DORN
------------------------------  Director                      April 15, 1998
       William L. Dorn

     /s/ JORDAN L. HAINES
------------------------------  Director                      April 15, 1998
       Jordan L. Haines

       /s/ JAMES H. LEE
------------------------------  Director                      April 15, 1998
         James H. Lee

    /s/ J. J. SIMMONS, III
------------------------------  Director                      April 15, 1998
      J. J. Simmons, III

     /s/ CRAIG D. SLATER
------------------------------  Director                      April 15, 1998
       Craig D. Slater

     /s/ DRAKE S. TEMPEST
------------------------------  Director                      April 15, 1998
       Drake S. Tempest

    /s/ MICHAEL B. YANNEY
------------------------------  Director                      April 15, 1998
      Michael B. Yanney